As filed with the Securities and Exchange Commission on January 2, 2002
                                                      Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ---------------------


                                  FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------


                           NABORS INDUSTRIES LTD.
           (Exact Name of Registrant as Specified in its Charter)


 BERMUDA                          1381                         NOT APPLICABLE
(State or Other        (Primary Standard Industrial          (I.R.S. Employer
Jurisdiction of         Classification Code Number)         Identification No.)
Incorporation or
Organization)

                    C/O THE CORPORATE SECRETARY LIMITED
                              WHITEPARK HOUSE
                              WHITE PARK ROAD
                            BRIDGETOWN, BARBADOS
                               (246) 427-8617
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                             KATHERINE P. ELLIS
                               SENIOR COUNSEL
                          NABORS INDUSTRIES, INC.
                      515 WEST GREENS ROAD, SUITE 1200
                            HOUSTON, TEXAS 77067
                         TELEPHONE: (281) 874-0035
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code of Agent for Service)
                           ---------------------

                             With Copies to:

                           MICHAEL P. ROGAN, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         1440 NEW YORK AVENUE, N.W.
                        WASHINGTON, D.C. 20005-2111
                               (202) 371-7000








            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
______________________________________________________________________________________________________________________
TITLE OF EACH                 AMOUNT TO BE            PROPOSED                PROPOSED               AMOUNT OF
CLASS OF                      REGISTERED (1)          MAXIMUM                 MAXIMUM                REGISTRATION
SECURITIES TO BE                                      OFFERING PRICE          AGGREGATE              FEE (3)
REGISTERED                                            PER UNIT (2)            OFFERING
                                                                              PRICE (2)
______________________________________________________________________________________________________________________

----------------------------------------------------------------------------------------------------------------------
______________________________________________________________________________________________________________________
Common shares, par value      179,477,475             $34.54                  $6,199,151,987         $1,481,597
US$.001 per share
______________________________________________________________________________________________________________________

(1) Based on the maximum number of common shares that may be required to be issued by Nabors Industries Ltd. to stockholders of Nabors Industries, Inc. in the merger (179,477,475) which is the sum of (a) the aggregate number of outstanding shares of common stock, par value $.10 per share, of Nabors Industries, Inc. on December 27, 2001, (b) the aggregate number of shares of Nabors Industries, Inc. that may be issued pursuant to the exercise of outstanding stock options that are currently exercisable or will become exercisable prior to the consummation of the merger, (c) the aggregate number of shares of Nabors Industries, Inc. that may be issued pursuant to the exercise or conversion of outstanding warrants and debt and other securities of Nabors Industries, Inc. and (d) the number of shares of Nabors Industries, Inc. common stock otherwise expected to be issued prior to the consummation of the merger.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the average high and low per share prices of Nabors Industries, Inc. on December 24, 2001, as reported on the American Stock Exchange ($34.54 per share) at an exchange ratio of
      1.0 Nabors Industries Ltd. share per Nabors Industries, Inc. share.

(3) Calculated by multiplying 0.000239 by the proposed maximum aggregate offering price.




            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.







                               [NABORS LOGO]

                          NABORS INDUSTRIES, INC.
                      515 WEST GREENS ROAD, SUITE 1200
                            HOUSTON, TEXAS 77067

                             [Month Day], 2002

Dear Nabors Stockholder:

            We are pleased to present for your approval a proposal for reorganizing your company and changing its place of incorporation from Delaware to Bermuda. If the reorganization is completed, the shares you own of Nabors Industries, Inc. (which we refer to as Nabors Delaware) will automatically be converted into the right to receive common shares of Nabors Industries Ltd., a Bermuda exempt company (which we refer to as Nabors Bermuda). The number of Nabors Bermuda shares you will own will be the same as the number of Nabors Delaware shares you own immediately prior to the completion of the reorganization, and your relative economic ownership in the company will remain unchanged. After completion of the reorganization, Nabors Bermuda and its subsidiaries will continue to conduct the business now conducted by Nabors Delaware and its subsidiaries.

            We believe this reorganization will facilitate the growth of your company by enabling it to gain business, financial and strategic advantages that are not available under our current corporate structure. The reorganization should enhance our access to international capital markets and our competitiveness regarding international opportunities. It should also increase our operational flexibility and improve our global tax position and cash flow. Additionally, the company should be a more attractive investment alternative to a wider range of investors.

            Nabors Delaware common stock is currently traded on the American Stock Exchange under the symbol "NBR" and, immediately following the reorganization, Nabors Bermuda common shares will be traded on the American Stock Exchange under the same symbol.

            Generally, for U.S. federal income tax purposes, stockholders of Nabors Delaware who are U.S. persons, will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. We urge you to consult your own tax advisors regarding your particular tax consequences of the reorganization.

            This proxy statement/prospectus provides you with detailed information regarding the reorganization. We encourage you to read this entire document carefully. Please consider the risk factors beginning on page 13.

            The reorganization cannot be completed unless the holders of a majority of our outstanding shares of common stock on [Month Day], 2002 approve it. The reorganization will be accomplished through a merger of a newly formed acquisition company into Nabors Delaware, which will be the surviving company and continue to exist. Nabors Bermuda will become the indirect parent holding company of Nabors Delaware. Your Board of Directors has unanimously approved the Agreement and Plan of Merger to facilitate the reorganization, and it recommends that you vote "FOR" its adoption.


            Whether or not you plan on attending the special meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of special meeting and proxy statement, please sign, date and return the enclosed proxy card. We urge you to join us in supporting this important opportunity.



                                         Sincerely yours,

                                         /s/ Eugene M. Isenberg

                                         Eugene M. Isenberg
                                         Chairman of the Board

            These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

            This proxy statement/prospectus is dated and is first being mailed to stockholders on or about [Month Day], 2002.







                                   [LOGO]

                          NABORS INDUSTRIES, INC.
                           ---------------------

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To be held on [Month Day], 2002


                           ---------------------

To the Stockholders of Nabors Industries, Inc.:


            NOTICE IS HEREBY GIVEN that a Special Meeting of the
Stockholders of Nabors Industries, Inc. will be held at [LOCATION], Houston, Texas on [Day] [Month Day], 2002, at [Time] a.m. for the following purposes:

            1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Nabors Industries, Inc., Nabors Acquisition Corp. VIII, Nabors Industries Ltd., a Bermuda exempt company, and Nabors US Holdings Inc., whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition Corp. VIII with Nabors Industries, Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Industries Ltd., and pursuant to which each share of Nabors Industries, Inc. will automatically be converted into the right to receive a share of Nabors Industries Ltd. and all current stockholders of Nabors Industries, Inc. will become shareholders of Nabors Industries Ltd.; and

            2. To transact such other business as may properly come before the special meeting.

            The board of directors has fixed the close of business on [Month Day], 2002, as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

            YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                       By order of the Board of Directors,

                                       /s/ Daniel McLachlin

                                       Corporate Secretary


[Month Day], 2002






                                        TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ADDITIONAL INFORMATION...........................................................................................iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................iv

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION....................................................................1

SUMMARY...........................................................................................................5
         Parties to the Merger....................................................................................5
         The Reorganization.......................................................................................6
         Reasons for the Reorganization...........................................................................7
         Conditions to Consummation of the Merger ................................................................7
         Credit Facilities........................................................................................8
         U.S. Federal Income Tax Consequences to Stockholders.....................................................8
         Rights of Stockholders...................................................................................8
         Stock Exchange Listing; Recent Stock Prices..............................................................9
         No Rights of Dissenting Stockholders.....................................................................9
         Accounting Treatment of the Reorganization...............................................................9
         Special Meeting..........................................................................................9
         Recommendation of the Board of Directors.................................................................9
         Vote Required...........................................................................................10
         Proxies  ...............................................................................................10

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA .................................................................11

SUMMARY PRO FORMA FINANCIAL INFORMATION..........................................................................12

RISK FACTORS.....................................................................................................13
         The Reorganization Will Result in a Taxable Gain to Certain Nabors Delaware Stockholders................13
         The Reorganization Could Result in Additional Taxes.....................................................13
         Nabors Bermuda May Become Subject to U.S. Corporate Income Tax,
                  Which Would Reduce Nabors Bermuda's Net Income.................................................13
         Tax Law Changes Could Adversely Affect the Tax Consequences
                  of the Reorganization..........................................................................14
         The Enforcement of Judgments in Stockholder Suits Against Nabors
                  Bermuda May Be More Difficult..................................................................14
         Anti-takeover Provisions in Nabors Bermuda's Bye-laws Will Maintain
                  Certain Existing Anti-takeover Provisions of Nabors Delaware...................................14
         Your Rights as a Stockholder Will Change as a Result of the Reorganization..............................15

THE REORGANIZATION...............................................................................................16
         Structure of the Reorganization.........................................................................16
         Background and Reasons for the Reorganization...........................................................16
         The Merger Agreement....................................................................................18
         Conditions to Consummation of the Merger................................................................18
         Effective Time..........................................................................................18
         Amendment or Termination................................................................................19
         Share Conversion; Exchange of Shares....................................................................19
         Management of Nabors Bermuda............................................................................20
         Required Vote for the Reorganization....................................................................20
         No Rights of Dissenting Stockholders....................................................................20
         Dividends...............................................................................................21
         Stock Compensation Plans and Employment Agreements......................................................21
         Stock Exchange Listing..................................................................................21
         Accounting Treatment of the Reorganization..............................................................21
         Credit Facilities.......................................................................................21

THE SPECIAL MEETING..............................................................................................22
         When and Where the Special Meeting Will Be Held.........................................................22
         What Will Be Voted Upon.................................................................................22
         Only Nabors Delaware Stockholders of Record as of [Month Day], 2002
                  Are Entitled to Vote ..........................................................................22
         Majority of Outstanding Shares Must Be Represented for a Vote to Be Taken ..............................23
         Vote Required for Approval..............................................................................23
         Voting Your Shares and Changing Your Vote...............................................................23
         How Proxies Are Counted.................................................................................24
         Cost of Solicitation....................................................................................24

DESCRIPTION OF AUTHORIZED SHARES OF NABORS INDUSTRIES LTD........................................................25
         Authorized Share Capital................................................................................25
         Voting   ...............................................................................................25
         Dividend Rights.........................................................................................25
         Redemption and Conversion...............................................................................25
         Stock Exchange Listing..................................................................................26
         Changes to Rights of a Class or Series..................................................................26
         Quorum for General Meetings.............................................................................26
         Rights upon Liquidation.................................................................................26
         Sinking Fund............................................................................................26
         Liability for Further Calls or Assessments..............................................................26
         Preemptive Rights.......................................................................................26
         Repurchase Rights.......................................................................................26
         Compulsory Acquisition of Shares Held by Minority Holders...............................................27
         Transfer Agent..........................................................................................27
         Preferred Shares........................................................................................27
         Anti-takeover Provisions................................................................................28

COMPARISON OF RIGHTS OF STOCKHOLDERS.............................................................................29
         Comparison of Corporate Governance Provisions...........................................................31

INCOME TAX CONSEQUENCES OF THE REORGANIZATION ...................................................................44
         U.S. Federal Income Tax Consequences to Stockholders....................................................44
         Bermuda Income Tax Consequences of the Reorganization...................................................48

EXPERTS..........................................................................................................49

LEGAL MATTERS....................................................................................................49

SHAREHOLDER PROPOSALS AND NOMINATIONS............................................................................49

WHERE YOU CAN FIND MORE INFORMATION..............................................................................50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .................................................................51

ANNEX I--    AGREEMENT AND PLAN OF MERGER.......................................................................I-1

ANNEX II--   MEMORANDUM OF ASSOCIATION.........................................................................II-1

ANNEX III--  AMENDED AND RESTATED BYE-LAWS....................................................................III-1







                           ADDITIONAL INFORMATION

            This proxy statement/prospectus incorporates documents by reference which are not included in or delivered with this document. Copies of the incorporated documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) will be furnished upon written or oral request without charge to each person to whom this proxy statement/prospectus is delivered. Requests should be made by [Month Day], 2002 and should be directed to Nabors Industries, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067,
Attention: Investor Relations, or you may telephone (281) 874-0035 or visit our website "http://www.nabors.com". Website materials are not part of this proxy statement/prospectus.

            See "Where You Can Find More Information" on page 50.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

            This document contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the reorganization and our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere in this document. All statements regarding the expected benefits of the reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans," or similar expressions in this document or in the documents incorporated by reference. Any forward-looking statements, including statements regarding the intent, belief or current expectations of Nabors or its management, are not guarantees of future performance and involve risks, uncertainties and assumptions about us, the reorganization and the industry in which we operate, including, among other things:

            o an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;

            o changes in tax laws, tax treaties or tax regulations and the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service (the "IRS") or other taxing authority;

            o   an inability to execute our business strategy;

            o costs or difficulties related to the reorganization and related transactions, which could be greater than expected;

            o fluctuations in worldwide prices and demand for oil and gas;

            o fluctuations in levels of oil and gas exploration and development activities;

            o fluctuations in the demand for contract drilling and workover services;

            o   the existence of operating risks inherent in the industry;

            o changes in the rate of economic growth in the United States and other major international economies;

            o   changes in trade, monetary and fiscal policies worldwide;

            o   currency fluctuations;

            o   outcomes of pending and future litigation;

            o the existence of competitors, technological changes and developments in the industry;

            o   changes in capital needs;

            o the existence of regulatory uncertainties and the possibility of political instability in any of the countries in which Nabors does or will do business;

            o changing rates of inflation and other economic or business conditions; and

            o other risks detailed from time to time in our Securities and Exchange Commission filings.

            Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document and we do not intend to update or revise any of such forward-looking statements, whether as a result of new information, future events or otherwise.


               QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION


What am I being asked to vote on?

            You are being asked to vote in favor of a merger by which Nabors Delaware will become a wholly-owned, indirect subsidiary of a new holding company, Nabors Bermuda. Your shares of Nabors Delaware common stock will automatically be converted into the right to receive an identical number of Nabors Bermuda common shares.

How will the reorganization be accomplished?

            A new Delaware company, which has been formed specifically for the merger, will merge into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda. As a result of the merger, each currently outstanding share of Nabors Delaware will automatically convert into the right to receive a common share of Nabors Bermuda. This procedure allows you to become a shareholder in Nabors Industries Ltd., the new Bermuda parent company of the entire Nabors Industries group of companies. After this merger, you will own an interest in a Bermuda holding company which, together with its subsidiaries, will continue to be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in before the merger. The additional steps in the reorganization are more fully described in "The Reorganization -- Structure of the Reorganization" on page 16.

What are the benefits to the company of completing this reorganization?

            We believe that a significant portion of our business is currently generated from non-U.S. markets. We believe the reorganization will allow us to take advantage of financial and other business opportunities that are not available under our current corporate structure, including:

      o     Maximization of our potential business growth and cash flow;

      o Expansion of our international businesses as a result of greater flexibility in financing arrangements, transaction structuring and access to global capital;

      o Increased competitiveness regarding domestic and international acquisition opportunities;

      o Potential improvement of our global tax position and global cash management;

      o Use of the greater cash flow to invest for further earnings growth; and

      o Expansion of our investor base as our company's shares may become more attractive to non-U.S. investors.

            We believe these benefits should enhance stockholder value. However, we cannot predict what impact, if any, the reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including our ability to react to any changes in the tax laws and treaties of the various jurisdictions where we operate. See "The Reorganization -- Background and Reasons for the Reorganization" on page 16 in this proxy statement/prospectus.

Will the reorganization dilute my ownership interest?

            No. The reorganization will not dilute your ownership interest. Immediately after the reorganization is consummated you will own the same percentage of Nabors Bermuda common shares as you own of Nabors Delaware common stock immediately prior to the completion of the reorganization.

Will Nabors Delaware stockholders be taxed as a result of the reorganization?

            Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the merger over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the merger. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of the Nabors Bermuda common shares, any loss would be preserved.

            WE URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

Will Nabors Delaware be taxed as a result of the reorganization?

            We believe that Nabors Delaware should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to successfully challenge the tax treatment of the reorganization, this could have a material adverse effect on the company.

When do you expect to complete the reorganization?

            We hope to complete the reorganization shortly after the special meeting of Nabors Delaware stockholders, assuming that the merger agreement is adopted by stockholders at that meeting.

Why was Bermuda selected as the domicile of the new parent company?

            We chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies domiciled there which are publicly traded on U.S. and European markets. We also chose Bermuda because of our familiarity with Bermuda and its corporate legal system through our experience with certain subsidiaries of Nabors Delaware which have been incorporated in Bermuda since 1992. Under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. In addition, despite certain differences, the corporate legal system, based on English law, is such that your rights as a Nabors Bermuda shareholder will be substantially unchanged from your rights as a stockholder in Nabors Delaware. We encourage you to read the section "Comparison of Rights of Stockholders" beginning on page 29 for a more detailed description of the differences between your rights under Delaware law and under Bermuda law.

            Although Nabors Bermuda will be incorporated under Bermuda law, Nabors Bermuda will be registered as an "International Business Corporation" or "IBC" for Barbados tax purposes, and Nabors Bermuda will be legally managed and controlled through an executive office located in Barbados. Under current Barbados law, an IBC will be required to pay a maximum rate of 2.5% income tax, which is gradually reduced to a minimum of 1% as income increases, on its non-Barbados source income. As a tax resident of Barbados, Nabors Bermuda will be entitled to the benefits under the income treaty entered into between the United States and Barbados.

Will the proposal affect current operations? What about the future?

            The reorganization, which will move the company's domicile from Delaware to Bermuda, will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of our business, independent of our place of incorporation.

What vote is required to approve the transaction?

            In order for us to effect the reorganization, we need affirmative votes from holders of a majority of the shares of Nabors Delaware common stock outstanding on [Month Day], 2002. SHARES FOR WHICH NO VOTES ARE CAST EFFECTIVELY WILL BE TREATED AS THOUGH THEY WERE VOTED AGAINST THE AGREEMENT AND PLAN OF MERGER, SO IT IS VERY IMPORTANT FOR ALL STOCKHOLDERS TO VOTE. See "The Special Meeting -- Vote Required for Approval" on page 23.

Will I be able to trade my shares during the time it takes to complete the reorganization?

            Yes.

How do I vote if my shares are registered in my name?

            You may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

            Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

How do I vote if my broker holds my shares in "street name"?

            You should follow the voting instructions provided by your broker.

If my broker holds my shares in "street name," will my broker vote my shares for me?

            No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

What do I do if I want to change my vote?

            There are three ways in which you may revoke your proxy and change your vote:

      o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

      o Second, you may complete and submit a new, later-dated proxy as described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

      o Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy.

            If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

Do I have to change my stock certificates?

            Yes. At the effective time of the merger, two subsidiaries of Nabors Bermuda who are parties to the Agreement and Plan of Merger, Nabors US Holdings Inc. and Nabors Acquisition Corp. VIII, will cause a sufficient number of Nabors Bermuda common shares to be deposited with an exchange agent for the purpose of enabling stockholders to exchange their Nabors Delaware common stock certificates for certificates representing an equal number of Nabors Bermuda common shares. Please do not send any stock certificates at this time. After the merger occurs, the exchange agent previously appointed by Nabors US Holdings Inc. and Nabors Acquisition Corp. VIII in connection with the merger will send a letter of transmittal to stockholders of Nabors Delaware that will provide instructions on these exchange procedures.

            For further information, please see "The Reorganization -- Share Conversion; Exchange of Shares" on page 19.

Who do I contact with further questions?

             You should contact:

             Nabors Delaware:       Nabors Industries, Inc.
                                    515 West Greens Road, Suite 1200
                                    Houston, Texas 77067
                                    Attention:  Secretary
                                    (281) 874-0035


             the Proxy Solicitor:   Georgeson Shareholder Communications Inc.
                                    17 State Street
                                    New York, New York 10004
                                    (800) 223-2064



                                  SUMMARY

            This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the reorganization, the merger and other transactions more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents we have referred you to. See "Where You Can Find More Information" on page 50. The Agreement and Plan of Merger is attached as annex I to this document. The Memorandum of Association and Bye-laws that will govern our company once we are domiciled in Bermuda are attached as annexes II and III.

Parties to the Merger

Nabors Industries, Inc.

            Nabors Delaware is the largest land drilling contractor in the world, with over 500 land drilling rigs as of December 15, 2001. Nabors Delaware conducts oil, gas and geothermal land drilling operations in the US lower 48 states, Alaska and Canada, and internationally, primarily in South and Central America and the Middle East. As of December 15, 2001, 105 of Nabors Delaware's approximately 515 land drilling rigs were located in certain international markets. Nabors Delaware also is one of the largest land well-servicing and workover contractors in the United States. We own and operate approximately 740 land workover and well-servicing rigs, in the southwestern and western United States, and approximately 40 well-servicing and workover rigs in certain international markets. Nabors Delaware also is a leading provider of offshore platform workover and drilling rigs. Nabors Delaware markets 44 platform, 15 jackup and three barge rigs in the Gulf of Mexico and international markets. These rigs provide well-servicing, workover and drilling services. We own and operate 20 of these rigs through international joint ventures in Saudi Arabia and Oman.

            To further supplement our primary business, we offer a number of ancillary well-site services, including oilfield management, engineering, transportation, construction, maintenance, well logging and other support services, in selected domestic and international markets. Our land transportation and hauling fleet includes approximately 240 rig and oilfield equipment hauling tractor-trailers and a number of cranes, loaders and light-duty vehicles. We also maintain over 300 fluid hauling trucks, approximately 950 fluid storage tanks, 12 salt water disposal wells and other auxiliary equipment used in domestic drilling and well-servicing operations. In addition, we market a fleet of 30 marine transportation and support vessels in the Gulf of Mexico that provides transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations. And we manufacture and lease or sell top drives for a broad range of drilling rig applications, rig instrumentation and data collection equipment, and rig reporting software.

            Nabors Delaware currently has publicly-traded debt securities outstanding. After the reorganization is completed, Nabors Delaware will continue to be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports and other information with the Securities and Exchange Commission for so long as such debt securities remain outstanding or if Nabors Delaware issues additional publicly-traded securities. The reports and other information filed by Nabors Delaware will be separate from, and in addition to, the reports and information filed by Nabors Bermuda under the Securities Exchange Act of 1934, as amended.

Nabors Industries Ltd.

            Nabors Bermuda is a newly formed Bermuda exempt company and is currently wholly-owned by an unaffiliated third party. Nabors Bermuda has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the reorganization and related transactions. As a result of the reorganization, it will become the indirect parent holding company of Nabors Delaware.

Nabors US Holdings Inc.

            Nabors US Holdings Inc. is a newly formed Delaware corporation and a wholly-owned, direct subsidiary of Nabors Bermuda. Nabors US Holdings was formed to accomplish the proposed merger and to hold all of the stock of Nabors Delaware subsequent to the merger. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the reorganization and related transactions.

Nabors Acquisition Corp. VIII

            Nabors Acquisition Corp. VIII is a newly formed Delaware corporation and a wholly-owned, direct subsidiary of Nabors US Holdings. Nabors Acquisition was formed to accomplish the proposed merger. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the reorganization and related transactions.

            The principal executive offices of Nabors Delaware, Nabors US Holdings and Nabors Acquisition are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067. The telephone number of each such party at that address is (281) 874-0035. The registered office of Nabors Bermuda is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda. The principal executive offices of Nabors Bermuda are located at c/o The Corporate Secretary Limited, Whitepark House, White Park Road, Bridgetown, Barbados and its telephone number at that address is (246) 427-8617.

The Reorganization (See Page 16)

            Our Board of Directors has unanimously approved and recommends that you adopt the Agreement and Plan of Merger which effectively changes your company's place of incorporation from Delaware to Bermuda. The reorganization will be accomplished through the merger of Nabors Acquisition into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and will become a wholly-owned, indirect subsidiary of Nabors Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger, your shares of Nabors Delaware common stock will automatically convert into the right to receive Nabors Bermuda common shares so that you will own shares in a Bermuda corporation rather than a Delaware corporation. For a more detailed description of the differences between your rights under Delaware law and under Bermuda law, please see "Comparison of Rights of Stockholders" on page 29. After completion of the reorganization, Nabors Bermuda and its subsidiaries will continue to conduct the business that Nabors Delaware and its subsidiaries now conduct.

            The reorganization involves the following steps:

            1. Nabors Acquisition will merge into Nabors Delaware. Nabors Delaware will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda.

            2. In the merger, each outstanding share of common stock of Nabors Delaware will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda, and the current stockholders of Nabors Delaware will own exactly the same number of Nabors Bermuda common shares as they currently own in Nabors Delaware. For a description of the terms of the Nabors Bermuda common shares, please see the discussion under "Description of Authorized Shares of Nabors Industries Ltd." on page 25.

            Stockholders will be required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Nabors Delaware shall automatically represent the right to receive the same number of Nabors Bermuda common shares. Following the merger, certificates bearing the name of Nabors Bermuda will be issued upon surrender of certificates bearing the name of Nabors Delaware for exchange or transfer to an exchange agent appointed by Nabors US Holdings and Nabors Acquisition.

Reasons for the Reorganization (See Page 16)

            International activities are an important part of our current business and we believe that international operations will account for a greater percentage of our total revenues in the future. Expansion of our international business is an important part of our current business strategy and significant growth opportunities exist in the international marketplace. We believe that reorganizing as a Bermuda corporation will allow us to implement our business strategy more effectively.

            We believe that the reorganization should increase our access to international capital markets and acquisition opportunities, increase our attractiveness to non-U.S. investors, improve global cash management, improve global tax position and result in a more favorable corporate structure for expansion of our current business. We anticipate that the reorganization may result in significant tax savings net of tax costs. However, we cannot give any assurance as to what our tax savings net of tax costs will be after the reorganization. In addition, a number of our competitors have reincorporated outside of the United States to achieve these competitive advantages. We believe the reorganization will allow us to compete more effectively on a global scale.

            For a discussion of the risk factors associated with the reorganization, please see the discussion under "Risk Factors" on page 13.

Conditions to Consummation of the Merger (See Page 18)

            The consummation of the reorganization is conditioned on several factors, including the affirmative vote of the holders of a majority of the outstanding shares of common stock of Nabors Delaware entitled to vote at the special meeting and that none of the parties to the Agreement and Plan of Merger is subject to any governmental authority which prohibits the consummation of the reorganization.

            For additional factors, please see "The Reorganization -- The Merger Agreement -- Conditions to Consummation of the Merger" on page 18.

Credit Facilities (See Page 21)

            As a result of the merger, we may fail to comply with certain covenants which restrict mergers, consolidations and a "change of control" of Nabors Delaware contained in a credit agreement, dated as of September 5, 1997, as amended, among Nabors Delaware, its subsidiaries, Bank of America National Trust and Savings Association, Wells Fargo Bank (Texas), National Association and some other financial institutions. Currently, there is no indebtedness outstanding under this $200 million credit agreement. Due to its current cash position, Nabors Delaware does not anticipate having to borrow under this facility for the foreseeable future. Nabors Delaware presently intends to seek a waiver in connection with this default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we cannot borrow under the credit agreement. In addition, this default would cause a cross-default under a $30 million letter of credit facility with Bank of America, N.A., dated August 31, 1999, as amended. Currently there is approximately $26 million outstanding under such letter of credit facility. Nabors Delaware presently intends to seek a waiver in connection with this cross-default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we will have to replace this letter of credit facility or cash collateralize such letters of credit. Nabors Delaware does not believe such defaults will adversely affect it, its operations or its stockholders or Nabors Bermuda or its shareholders if the merger is completed. The credit agreement and letter of credit facility are currently scheduled to expire in September 2002. It is currently anticipated that Nabors Delaware (or Nabors Bermuda if the merger is completed) would seek to obtain a replacement credit facility and letter of credit facility beginning in the first or second quarter of 2002.

U.S. Federal Income Tax Consequences to Stockholders (See Page 44)

            Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the reorganization over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved.

            WE URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

            A more detailed discussion of the material U.S. federal income tax consequences of the reorganization to the stockholders of Nabors Delaware is set forth under the heading "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Stockholders" on page 44.

Rights of Stockholders (See Page 29)

            The principal attributes of the Nabors Delaware common stock and the Nabors Bermuda common shares will be substantially similar. There are differences, however, between the rights of stockholders under Delaware law and shareholders under Bermuda law. In addition, there are differences between our current certificate of incorporation and by-laws and Nabors Bermuda's memorandum of association and bye-laws. We encourage you to read the section titled "Comparison of Rights of Stockholders" on page 29 for a more detailed discussion of these differences.

Stock Exchange Listing; Recent Stock Prices (See Page 26)

            Immediately following the merger, Nabors Bermuda's common shares will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware's common stock is currently listed. Based on prior transactions similar to the reorganization by member companies of the S&P 500 Index, we believe that the pending change of domicile to Bermuda should not affect the company's status as a member of the S&P 500 Index.

            The closing price per share of our shares on the American Stock Exchange was $[ ] on [Month Day], 2002. The high and low sales prices of Nabors Delaware's common stock on the American Stock Exchange were $35.49 and $34.30 on December 31, 2001, the last trading day before the public announcement of the reorganization.

No Rights of Dissenting Stockholders (See Page 20)

            Under the Delaware General Corporation Law, you will not have "dissenters" or appraisal rights in connection with the merger and the reorganization.

Accounting Treatment of the Reorganization (See Page 21)

            The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amount of assets, liabilities and stockholders' equity.

Special Meeting (See Page 22)

            Time, Date, Place. The special meeting of stockholders will be held at [Time] a.m., local time, on [Month Day], 2002 at [Location], Houston, Texas.

            Record Date. Only stockholders of record at the close of business on [Month Day], 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.

            Quorum. The presence, in person or by proxy, of stockholders holding a majority of the shares of Nabors Delaware entitled to vote will constitute a quorum.

Recommendation of the Board of Directors

            THE BOARD OF DIRECTORS OF NABORS DELAWARE UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND DECLARED ITS ADVISABILITY AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

Vote Required (See Page 23)

            ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF NABORS DELAWARE COMMON STOCK OUTSTANDING ON [MONTH DAY], 2002. ABSTENTIONS AND BROKER NON-VOTES WILL THEREFORE EFFECTIVELY BE COUNTED AS VOTES AGAINST ADOPTION OF THE MERGER AGREEMENT. As of the [Month Day], 2002 record date, there were [Number] Nabors Delaware shares outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates directly owned or are entitled to vote, in the aggregate, approximately [Number] shares of Nabors Delaware common stock, which represents approximately [Number]% of the outstanding shares of Nabors Delaware common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger. Like other Nabors Delaware stockholders, for U.S. federal income tax purposes, certain of such directors and executive officers, including the Chairman of the board of Nabors Delaware, will recognize gain on the receipt of Nabors Bermuda common shares in exchange for their Nabors Delaware common stock pursuant to the reorganization.

Proxies (See Page 24)

         General

            Stockholders of record may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

            If you hold your Nabors Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

         Revocation

            There are three ways in which you may revoke your proxy and change your vote:

      o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

      o Second, you may complete and submit a new later-dated proxy as described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

      o Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy.

            If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.


              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

            The selected historical consolidated financial data of Nabors Delaware in the table below were derived from Nabors Delaware's audited consolidated financial statements as of and for the three years ended December 31, 2000, for the years ended September 30, 1996 and September 30, 1997 and a transition period for the three months ended December 31, 1997 and Nabors Delaware's unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2001 and 2000. Nabors Delaware changed its fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 1998. A three-month transition period from October 1, 1997 through December 31, 1997 preceded the start of Nabors Delaware's new fiscal year. Nabors Delaware has recast its financial data to conform to the presentation of the twelve months ended December 31, 1997 by adjusting its audited results for the year ended September 30, 1997 to exclude the unaudited results for the quarter ended December 31, 1996 and to include the audited results for the quarter ended December 31, 1997. In Nabors Delaware management's opinion, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Nabors Delaware for the periods presented. This data should be read in conjunction with the audited and unaudited interim consolidated financial statements of Nabors Delaware, including the notes to the financial statements, incorporated by reference into this proxy statement/prospectus.

            We have not included data for Nabors Bermuda, Nabors
Acquisition or Nabors US Holdings because they did not conduct business during any of the periods discussed below.


                                                               Twelve
                                                               Months
                                              Three Months      Ended                                            Nine Months Ended
                            Year Ended           Ended       December 31,                                           September 30,
                          September 30,       December 31,       1997            Year Ended December 31,             (Unaudited)
                         1996       1997          1997       (Unaudited)      1998        1999         2000        2000       2001
                         ----       ----          ----       -----------      ----        ----         ----        ----       ----

Operating revenues      $719,604  $1,028,853    $302,831    $1,114,758     $968,462    $638,507   $1,327,124    $914,915  $1,692,306
                        --------  ----------    --------    ----------     --------    --------   ----------    --------  ----------
Income before
  extraordinary gain     $70,500    $114,808     $41,327      $136,020     $124,988     $27,704     $135,474     $80,594    $295,394

Extraordinary gain,           -          -        -              -               -         -           1,882       1,850          -
  net                    ------    --------      -------      --------     --------    --------   ----------    --------    --------

Net income               $70,500    $114,808     $41,327      $136,020     $124,988     $27,704     $137,356     $82,444    $295,394
                         -------    --------     -------      --------     --------     -------     --------     -------    --------
Net income per
 diluted share:

    Net income before
      extraordinary gain    $.75       $1.08        $.37         $1.24        $1.16        $.23         $.89        $.53       $1.82

    Extraordinary gain,        -          -           -              -            -         -            .01         .01           -
      net                -------    --------     -------      --------     --------     -------     --------     -------    --------

   Net income               $.75       $1.08       $.37         $1.24         $1.16       $.23          $.90        $.54       $1.82
                         -------    --------     -------      --------     --------     -------     --------     -------    --------
Dividends per
     common share              -           -          -             -            -           -            -           -           -
Total assets            $871,274  $1,234,232                $1,281,306   $1,465,907  $2,398,003   $3,136,868  $3,013,743  $4,264,879
Long-term obligations   $229,504    $229,507                  $226,299     $217,034    $482,600     $854,777    $878,628  $1,715,889
Stockholders' equity    $457,822    $727,843                  $767,340     $867,469  $1,470,074   $1,806,468  $1,733,761  $1,777,575






                  SUMMARY PRO FORMA FINANCIAL INFORMATION

         A pro forma condensed consolidated balance sheet for Nabors Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of Nabors Delaware as of September 30, 2001. That balance sheet is included in Nabors Delaware's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001.

         A pro forma condensed consolidated income statement for Nabors Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of Nabors Delaware for the year ended December 31, 2000 or the nine months ended September 30, 2001. Those income statements are included as an exhibit to Nabors Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, respectively.

         Costs incurred in connection with the reorganization are not expected to be material and are expensed as incurred.




                                RISK FACTORS

The Reorganization Will Result in a Taxable Gain to Certain Nabors Delaware Stockholders

         Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the reorganization over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved.

         WE URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

The Reorganization Could Result in Additional Taxes

         We believe that Nabors Delaware should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to successfully challenge the tax treatment of the reorganization, this could have a material adverse effect on the company.

Nabors Bermuda May Become Subject to U.S. Corporate Income Tax, Which Would Reduce Nabors Bermuda's Net Income

         Nabors Delaware currently is subject to U.S. corporate income tax on its worldwide income. After the reorganization, Nabors Delaware and its then-existing subsidiaries will continue to be subject to U.S. corporate income tax on their operations. Nabors Bermuda anticipates that its non-U.S. operations will not be subject to U.S. corporate income tax other than withholding taxes imposed on U.S. source dividend income.

         Nabors Bermuda and other non-U.S. Nabors affiliates intend to conduct their operations in a manner that will cause them not to be engaged in the conduct of a trade or business in the U.S. Nabors Bermuda intends to comply with guidelines developed by its tax advisors designed to ensure that Nabors Bermuda and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business and, thus, Nabors Bermuda and its non-U.S. affiliates believe that they should not be required to pay U.S. corporate income tax, other than withholding tax on U.S. source dividend income. However, if the IRS successfully contends that Nabors Bermuda or any of its non-U.S. affiliates are engaged in a trade or business in the U.S., Nabors Bermuda or that non-U.S. affiliate would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the U.S., and possibly the U.S. branch profits tax.

Tax Law Changes Could Adversely Affect the Tax Consequences of the Reorganization

         Changes in the tax laws, tax treaties or tax regulations and the interpretation or enforcement thereof could adversely affect the tax consequences of the reorganization or the future operations of the reorganized company and its subsidiaries. In addition, if the IRS or other taxing authority does not agree with our assessment of the effects or interpretation of such laws, regulations and treaties (including Nabors Bermuda's treatment as a tax resident of Barbados), this could have a material adverse effect on the tax consequences of the reorganization or the future operations of the reorganized company and its subsidiaries.

The Enforcement of Judgments in Stockholder Suits Against Nabors Bermuda May Be More Difficult

         Nabors Bermuda is a Bermuda exempt company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Nabors Bermuda in United States courts. Nabors Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Nabors Industries, Inc. (Nabors Delaware) located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, be its United States agent appointed for that purpose.

         Nabors Bermuda has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. Nabors Bermuda has also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages (other than multiple damages) may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

         o the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

         o the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

         A Bermuda court may impose civil liability on Nabors Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda against Nabors Bermuda or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Anti-takeover Provisions in Nabors Bermuda's Bye-laws Will Maintain Certain Existing Anti-takeover Provisions of Nabors Delaware

         Provisions in Nabors Bermuda's bye-laws, which replicate or are similar to certain provisions of Nabors Delaware's restated certificate of incorporation and by-laws, could discourage unsolicited takeover bids from third parties or the removal of incumbent management. These provisions include:

         o    a classified board of directors; and

         o the requirement that the written request of the holders of record of not less than 10% of the Nabors Bermuda common shares then outstanding is necessary for shareholders to validly call a special meeting.

         Similar to the current authority of Nabors Delaware's board of directors, the board of directors of Nabors Bermuda also may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares may delay, defer or prevent a merger, amalgamation, tender offer or proxy contest involving Nabors Bermuda. This may cause the market price of Nabors Bermuda shares to decrease significantly.

Your Rights as a Stockholder Will Change as a Result of the Reorganization

     Because of differences in Bermuda law and Delaware law and differences in the governing documents of Nabors Bermuda and Nabors Delaware, your rights as a stockholder will change if the reorganization is completed. For a description of these differences, see "Comparison of Corporate Governance Provisions" beginning on Page 31.



                             THE REORGANIZATION

Structure of the Reorganization

         The Board of Directors has unanimously approved and recommends that you adopt the Agreement and Plan of Merger whereby we will change our domicile from Delaware to Bermuda. The reorganization will be accomplished through the merger of Nabors Acquisition into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger your shares of Nabors Delaware common stock will automatically convert into the right to receive the same number of Nabors Bermuda common shares.

         After completion of the reorganization, you will own an interest in a Bermuda holding company which, through Nabors Delaware and its other subsidiaries, will be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in prior to the reorganization.

         The reorganization involves the following steps:

         1. Nabors Acquisition will merge into Nabors Delaware. Nabors Delaware will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda.

         2. In the merger, each outstanding share of common stock of Nabors Delaware will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda, and the current stockholders of Nabors Delaware will own exactly the same number of Nabors Bermuda common shares. For a description of the terms of the Nabors Bermuda common shares, please see the discussion under "Description of Authorized Shares of Nabors Industries Ltd." on page 25.

Background and Reasons for the Reorganization

         International Expansion

         International activities are an important part of our current business. Internationally, operating revenues and earnings from unconsolidated affiliates were $279 million in 2000 and $244 million for the nine months ended September 30, 2001. Approximately 105 of our over 515 land drilling rig fleet currently are located outside of the United States and approximately 13 of our 59 offshore rig fleet currently are positioned outside of United States waters. We believe that a substantial portion of future opportunities for our services will be outside of the United States and accordingly, we believe international operations will account for a greater percentage of our total revenues in the future. We believe that reorganizing Nabors Delaware as a Bermuda corporation will give us competitive advantages not available to a U.S. company. As a Bermuda company, we believe we will have greater access to international capital markets and international acquisition opportunities, which will allow us to implement our international expansion strategy more effectively. In addition, a number of our competitors have reincorporated outside of the United States to achieve these competitive advantages. We believe the reorganization will allow us to compete more effectively on a global scale.

         Global Tax Position

         The board is recommending the reorganization in part because it believes that the reorganization will improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganized structure may enhance our ability to realize significant tax savings net of tax costs. However, we cannot give any assurance as to what our tax savings net of tax costs will be after the reorganization. After the reorganization our tax rate will depend on, among other things, profitability and the relative mix of our operations worldwide and our ability to react to any changes in tax laws, treaties and policies and the interpretation of such laws, treaties and policies in the jurisdictions where we operate. Our actual effective tax rate may vary materially from our expectation.

         As a result of an improvement in cash flow we believe we will be able to:

         o  maximize existing business growth and cash flow; and

         o  commit additional capital to international expansion.

         Nabors Bermuda will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. However, we believe the reorganization:

         o  will potentially improve our global tax position;

         o may facilitate foreign tax savings through a more flexible corporate structure; and

         o may provide future U.S. tax savings to the extent that new foreign businesses may be held by Nabors Bermuda without any intervening U.S. owners.

Thus the new corporate structure should give us greater flexibility in seeking to lower our worldwide tax liability and effective tax rate.

         In addition, Nabors Delaware's board believes that the reorganization will result in a more favorable corporate structure for expansion of our current business because it will facilitate the cost effective acquisition and operation of non-U.S. businesses.

         Potential Expansion of Investor Base

         The board also believes that the reorganization may increase Nabors Bermuda's attractiveness to non-U.S. investors. Estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. Although Nabors Delaware has not paid any dividends on its common stock since 1982, distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code of 1986, as amended (the "Code"). As we will be a non-U.S. corporation following the reorganization, these taxes will generally no longer be applicable to non-U.S. investors. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends, if any, paid by Nabors Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common shares (other than by shareholders resident in Bermuda). Nabors Bermuda is not aware of any other taxes that non-U.S. residents might incur that could discourage an investment in Nabors Bermuda as compared to an investment in Nabors Delaware. As a result, non-U.S. investors may be more receptive to an investment in Nabors Bermuda common shares.

         In addition to the potential benefits described above, the reorganization will expose you to some risks. Please see the discussion under "Risk Factors" on page 13. There are also differences between the Delaware and the Bermuda corporate law and the organizational documents of Nabors Delaware and Nabors Bermuda. For a discussion of these differences, please see "Comparison of Rights of Stockholders" on page 29. The board of directors has determined that the potential advantages of the reorganization substantially outweigh these risks and differences. Accordingly, the board of directors of Nabors Delaware has unanimously approved the Agreement and Plan of Merger and declared its advisability and recommends that stockholders vote "FOR" its adoption. However, no assurances can be given that the anticipated benefits of the reorganization will be realized.

The Merger Agreement

         Nabors Delaware, Nabors Bermuda, Nabors Acquisition and Nabors US Holdings have entered into the merger agreement, which is the legal document that governs the merger. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as annex I and is incorporated in this document by reference.

Conditions to Consummation of the Merger

         The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

         o the merger agreement is adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding as of the record date;

         o none of the parties to the merger agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization;

         o the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect;

         o the Nabors Bermuda common shares to be issued pursuant to the merger are authorized for listing on the American Stock Exchange, subject to official notice of issuance;

         o all filings required by a governmental or regulatory agency are made; and

         o all consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

         We are parties to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the reorganization.

Effective Time

         If the merger agreement is adopted by the requisite vote of our stockholders, the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware law. If the merger agreement is adopted, Nabors Delaware expects to file the certificate of merger and have the merger become effective promptly following the special meeting.

         In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the merger agreement has been adopted by our stockholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Nabors Delaware at any time prior to its becoming effective, even though the merger agreement has been adopted by our stockholders and all conditions to the merger have been satisfied.

Amendment or Termination

         The merger agreement may be amended, modified or supplemented at any time before or after its adoption by our stockholders. However, after adoption, no amendment, modification or supplement may be made or effected that does any of the following:

         o alters or changes the amount or kind of shares to be received by stockholders in the merger;

         o alters or changes any term of the certificate of incorporation of the surviving corporation; or

         o alters or changes any other terms and conditions of the merger agreement if any of the alterations or changes would adversely affect the holders of Nabors Delaware common stock.

         Our board of directors may terminate the merger agreement and abandon the merger at any time prior to its effectiveness.

Share Conversion; Exchange of Shares

         Each share of Nabors Delaware common stock will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda upon the consummation of the merger.

          If you desire to sell some or all of your Nabors Bermuda common shares after the effective date of the merger, delivery of the stock certificate(s) which previously represented shares of Nabors Delaware common stock will be sufficient. Your right to sell shares of Nabors Delaware before the effective date of the merger will not be affected.

         Prior to the merger, an exchange agent will be appointed by Nabors US Holdings and Nabors Acquisition to handle the exchange of Nabors Delaware stock certificates for Nabors Bermuda common share certificates. Prior to the merger, Nabors US Holdings and Nabors Acquisition will cause a sufficient number of Nabors Bermuda common shares to be deposited with the exchange agent for the purpose of enabling stockholders to exchange their Nabors Delaware common stock certificates for certificates representing an equal number of Nabors Bermuda common shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Nabors Delaware stock certificates for Nabors Bermuda share certificates, to each former Nabors Delaware stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Nabors Delaware stock certificates. You should not return stock certificates with the enclosed proxy card.

         Nabors Delaware stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive share certificates representing the common shares of Nabors Bermuda into which their shares of Nabors Delaware have been converted in the merger. After the merger, each certificate that previously represented shares of Nabors Delaware common stock will represent only the right to receive the common shares of Nabors Bermuda into which those shares of Nabors Delaware common stock have been converted.

         Although Nabors Bermuda anticipates that it will not pay any dividends on its common shares for the foreseeable future, if it does pay any dividends it will not pay dividends to holders of Nabors Delaware stock certificates in respect of the common shares of Nabors Bermuda into which the Nabors Delaware shares represented by those certificates have been converted until the Nabors Delaware stock certificates are surrendered to the exchange agent.

         After the merger becomes effective, Nabors Delaware will not register any further transfers of shares of Nabors Delaware common stock. Any certificates for Nabors Delaware shares that you present for registration after the effective time of the merger will be exchanged for Nabors Bermuda common shares.

         If you surrender a Nabors Delaware stock certificate and request the new Nabors Bermuda certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

Management of Nabors Bermuda

         When the reorganization is completed, all of the directors and all of the executive officers of Nabors Delaware will become the directors and executive officers of Nabors Bermuda. Assuming the merger agreement is adopted, the current directors of Nabors Delaware will carry over their remaining terms of office to Nabors Bermuda.

Required Vote for the Reorganization

         In order to complete the reorganization, the merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding on [Month Day], 2002. Because of this vote requirement, abstentions will have the same effect as votes against the proposal to adopt the merger agreement. The failure of a stockholder to submit a form of proxy or to vote in person at the meeting will also have the effect of a vote against the adoption of the merger agreement. Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. Thus, absent specific instructions from you, your broker is not empowered to vote your shares with respect to the adoption of the merger agreement (i.e., "broker non-votes"). Since the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock is required for adoption of the merger agreement, a broker non-vote will have the same effect as a vote against adoption of the merger agreement.

         As of the record date for the special meeting, there were [Number] shares of Nabors Delaware common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned or are entitled to vote, in the aggregate, approximately [Number] shares of our common stock, which represents approximately [Number]% of the outstanding Nabors Delaware common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the merger agreement.

No Rights of Dissenting Stockholders

         Under Delaware law, you will not have "dissenters" or appraisal rights in connection with the merger or the reorganization because, among other reasons, Nabors Delaware common stock is listed on the American Stock Exchange and Nabors Bermuda common shares will be listed on the American Stock Exchange following effectiveness of the merger.

Dividends

         Nabors Delaware has not declared or paid any cash dividends on its common stock since 1982. We do not intend to pay any cash dividends on our common stock for the foreseeable future. If the merger agreement is adopted and the reorganization is completed, Nabors Bermuda anticipates that it will not pay any dividends on its common shares for the foreseeable future.

Stock Compensation Plans and Employment Agreements

         If the reorganization is completed, we will amend and revise our employee and director stock option and other stock-based plans and arrangements to (1) provide that Nabors Delaware will continue to sponsor the employee plans and Nabors Bermuda will assume sponsorship of certain director plans, (2) provide that common shares of Nabors Bermuda will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements, and (3) otherwise appropriately reflect the substitution of common shares of Nabors Bermuda for common stock of Nabors Delaware under the plans and arrangements and related agreements. Your approval of the merger will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Nabors Bermuda common shares in lieu of common stock of Nabors Delaware after the merger. In addition, Nabors Delaware will amend or obtain waivers with respect to employment agreements with certain executive officers to provide that the reorganization does not constitute a "change in control" under such agreements, and Nabors Bermuda will agree to assume the rights and obligations of Nabors Delaware under such agreements. Such executive officers have agreed to such amendments and waivers in principle, subject to mutual agreement on documentation.

Stock Exchange Listing

         Our common stock is currently listed on the American Stock Exchange. There is currently no established public trading market for the common shares of Nabors Bermuda. We have made an application so that, immediately following the reorganization, the common shares of Nabors Bermuda will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware common stock is currently listed. Based on prior transactions similar to the reorganization by member companies of the S&P 500 Index, we believe that the pending change of domicile to Bermuda should not affect the company's status as a member of the S&P 500 Index.

Accounting Treatment of the Reorganization

         The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders' equity.

Credit Facilities

         As a result of the merger, we may fail to comply with certain covenants which restrict mergers, consolidations and a "change of control" of Nabors Delaware contained in a credit agreement, dated as of September
5, 1997, as amended, among Nabors Delaware, its subsidiaries, Bank of America National Trust and Savings Association, Wells Fargo Bank (Texas), National Association and some other financial institutions. Currently, there is no indebtedness outstanding under this $200 million credit agreement. Due to its current cash position, Nabors Delaware does not anticipate having to borrow under this facility for the foreseeable future. Nabors Delaware presently intends to seek a waiver in connection with this default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we cannot borrow under the credit agreement. In addition, this default would cause a cross-default under a $30 million letter of credit facility with Bank of America, N.A., dated August 31, 1999, as amended. Currently there is approximately $26 million outstanding under such letter of credit facility. Nabors Delaware presently intends to seek a waiver in connection with this cross-default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we will have to replace this letter of credit facility or cash collateralize such letters of credit. Nabors Delaware does not believe such defaults will adversely affect it, its operations or its stockholders or Nabors Bermuda or its shareholders if the merger is completed. The credit agreement and letter of credit facility are currently scheduled to expire in September 2002. It is currently anticipated that Nabors Delaware (or Nabors Bermuda if the merger is completed) would seek to obtain a replacement credit facility and letter of credit facility beginning in the first or second quarter of 2002.


                            THE SPECIAL MEETING

         This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Nabors Delaware common stock by the Nabors Delaware board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Nabors Bermuda common shares to be issued in the merger. Nabors Delaware mailed this proxy statement/prospectus to stockholders beginning on or about [Month Day], 2002. You should read this proxy statement/prospectus carefully before voting your shares.

When and Where the Special Meeting Will Be Held

         The special meeting of stockholders will be held at [Time] a.m., local time, on [Month Day], 2002, at [Location], Houston, Texas.

What Will Be Voted Upon

         At the special meeting, you will be asked to consider and vote upon the following items:

         o To adopt the Agreement and Plan of Merger, substantially in the form attached to this proxy statement/prospectus as annex I, among Nabors Delaware, Nabors Acquisition, Nabors Bermuda and Nabors US Holdings whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition with Nabors Delaware, which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda, and pursuant to which each share of Nabors Delaware will automatically be converted into the right to receive a share of Nabors Bermuda and all current stockholders of Nabors Delaware will become shareholders of Nabors Bermuda; and

         o To transact such other business as may properly come before the special meeting.

Only Nabors Delaware Stockholders of Record as of [Month Day], 2002 Are Entitled to Vote

         Only stockholders of record at the close of business on [Month Day], 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were [Number] million shares of Nabors Delaware common stock outstanding and entitled to vote at the special meeting.

Majority of Outstanding Shares Must Be Represented for a Vote to Be Taken

         In order to have a quorum, the holders of a majority of the shares of Nabors Delaware common stock outstanding on the record date must be represented in person or by proxy at the special meeting.

Vote Required for Approval

         The Agreement and Plan of Merger must be adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding on [Month Day, 2002]. Each share of Nabors Delaware common stock is entitled to cast one vote. As of the record date, directors and executive officers of Nabors Delaware owned and were entitled to vote [Number] shares (or [Number]%) of Nabors Delaware common stock. These persons have advised us that they intend to vote their shares in favor of the proposal. Like other Nabors Delaware stockholders, for U.S. federal income tax purposes, certain of such directors and executive officers, including the Chairman of the board of Nabors Delaware, will recognize gain on the receipt of Nabors Bermuda common shares in exchange for their Nabors Delaware common stock pursuant to the reorganization.

Voting Your Shares and Changing Your Vote

         Voting Your Shares

         The Nabors Delaware board of directors is soliciting proxies from the Nabors Delaware stockholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by marking, signing and mailing your proxy card or by attending the special meeting and voting in person, it will have the same effect as voting against the adoption of the merger agreement.

         Stockholders of record may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

         If you hold your Nabors Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

         Changing Your Vote by Revoking Your Proxy

         There are three ways in which you may revoke your proxy and change your vote:

         o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

         o Second, you may complete and submit a new later-dated proxy by marking, signing and mailing a new proxy card. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

         o Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy.

         If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

How Proxies Are Counted

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Nabors Delaware board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it may be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock entitled to vote at the special meeting is required to adopt the merger agreement, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the special meeting. The American Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the adoption of the merger agreement without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as voting against the merger.

Cost of Solicitation

         Nabors Delaware will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, Nabors Delaware will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Nabors Delaware will, upon request, reimburse these institutions for their reasonable expenses. Nabors Delaware has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. Nabors Delaware will pay Georgeson a fee of $15,000 and reimburse Georgeson for its expenses in connection with such services.

         Nabors Delaware stockholders should not send in their stock certificates with their proxy cards.



                      DESCRIPTION OF AUTHORIZED SHARES
                         OF NABORS INDUSTRIES LTD.

         The memorandum of association and bye-laws of Nabors Bermuda and The Companies Act 1981 (Bermuda), as amended (the "Companies Act"), govern the terms of the share capital of Nabors Bermuda. The memorandum of association of Nabors Bermuda is attached to this proxy statement/ prospectus as annex II. Prior to the completion of the merger, the memorandum of association of Nabors Bermuda will be amended to increase its authorized share capital as discussed in the following paragraph. The amended and restated bye-laws of Nabors Bermuda which will be in effect upon consummation of the merger are attached to this proxy statement/ prospectus as annex III. The following discussion is a summary of the terms of the share capital of Nabors Bermuda that will be in effect immediately following the merger. This summary is not complete and is subject to the complete text of Nabors Bermuda's memorandum of association and its amended and restated bye-laws which are attached as annex II and III, respectively, and incorporated by reference. We encourage you to read those documents carefully.

Authorized Share Capital

         Prior to the merger, Nabors Bermuda's memorandum of association will be amended by a memorandum of increase in capital to provide that its authorized share capital is US$425,000 divided into 400,000,000 common shares, par value US$.001 per share and 25,000,000 preferred shares, par value US$.001 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.

Voting

         The holders of Nabors Bermuda common shares will be entitled to one vote per share on all matters submitted to a vote of the shareholders of Nabors Bermuda. Bermuda law does not provide for cumulative voting.

         There are no limitations imposed by Bermuda law or Nabors Bermuda's amended and restated bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Nabors Bermuda common shares.

Dividend Rights

         Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends and other distributions on the issued Nabors Bermuda common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors Bermuda out of assets or funds legally available therefor.

         Nabors Bermuda does not anticipate that it will pay any dividends on its common shares for the foreseeable future.

Redemption and Conversion

         Nabors Bermuda common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors Bermuda or the holder of the common shares.

Stock Exchange Listing

         Immediately following the merger, Nabors Bermuda's common shares will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware's common stock is currently listed.

Changes to Rights of a Class or Series

         The Companies Act provides that the rights attached to any class or series of common shares of Nabors Bermuda, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of three-fourths of that class or series or by a resolution passed at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series held. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

Quorum for General Meetings

         The holders of shares entitling them to exercise a majority of the voting power of Nabors Bermuda on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon Liquidation

         Upon the liquidation of Nabors Bermuda, after the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Nabors Bermuda's common shares are entitled to receive, pro rata, any remaining assets of Nabors Bermuda available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors Bermuda. The assets received by the holders of Nabors Bermuda common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Sinking Fund

         Nabors Bermuda's common shares have no sinking fund provisions.

Liability for Further Calls or Assessments

         Nabors Bermuda's common shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

Preemptive Rights

         Holders of Nabors Bermuda's common shares will have no preemptive or preferential right to purchase any securities of Nabors Bermuda.

Repurchase Rights

         The board of directors may, at its discretion, authorize the purchase by Nabors Bermuda of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

Compulsory Acquisition of Shares Held by Minority Holders

         An acquiring party is generally able to acquire compulsorily the common shares of minority holders in one of the following ways:

         o By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors Bermuda, the consent of the court and approval of the arrangement by holders of the common shares,
              (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

         o If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

         o By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the purchaser is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless the remaining shareholder applies to the court for an appraisal of the value of their shares. This provision only applies where the purchaser offers the same terms to all holders of shares whose shares are being acquired.

Transfer Agent

         The transfer agent and registrar for the Nabors Bermuda common shares will be EquiServe Trust Company, N.A.

Preferred Shares

         The board of directors of Nabors Bermuda may issue preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors Bermuda board of directors in authorizing such class or series may provide that any such class or series may be:

         o subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

         o entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

         o entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors Bermuda; or

         o convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors Bermuda at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

Anti-takeover Provisions

         Nabors Bermuda's amended and restated bye-laws have provisions that could have an anti-takeover effect. Generally, these provisions are intended to substantively replicate provisions currently in Nabors Delaware's restated certificate of incorporation and by-laws. In addition, Nabors Bermuda's amended and restated bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors Bermuda.

         The bye-laws provide that Nabors Bermuda's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors Bermuda on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

         The bye-laws also provide that the board of directors will consist of not less than five nor more than eighteen persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

         The bye-laws of Nabors Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors Bermuda and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission or by the American Stock Exchange or any other exchange on which Nabors Bermuda's securities are traded. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors Bermuda's principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first. For the purposes of determining such dates for the 2002 annual general meeting, the date of Nabors Delaware's last annual meeting will be considered the date of the immediately preceding annual general meeting of Nabors Bermuda (June 5, 2001). See "Shareholder Proposals and Nominations" on Page 49.

         Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors Bermuda's common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under the bye-laws, special general meetings may be called at any time by any of the Chairman of the board of directors, the Deputy Chairman, the President, or the board of directors, or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.

         The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors Bermuda common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

                    COMPARISON OF RIGHTS OF STOCKHOLDERS

         Your rights as a stockholder of Nabors Delaware are governed by Delaware law and Nabors Delaware's restated certificate of incorporation and by-laws. After the merger, you will become a holder of Nabors Bermuda common shares and your rights will be governed by the Companies Act and Nabors Bermuda's memorandum of association, as amended by the memorandum of increase in capital, and amended and restated bye-laws.

         The principal attributes of the Nabors Delaware common stock and the Nabors Bermuda common shares will be similar; however, there are certain differences between your rights as a stockholder under Delaware law and as a shareholder under Bermuda law, which is modeled after the law of England. In addition, there are certain differences between Nabors Delaware's restated certificate of incorporation and by-laws and Nabors Bermuda's memorandum of association and bye-laws. Other than the addition of the advance notice provision in the bye-laws and an increase in the maximum number of directors the company may have, it is our intention that your rights as a stockholder be substantially the same before and after the merger and, accordingly, any differences which may arise would be as a consequence of the difference between Bermuda and Delaware law. In addition, there are similarities between those actions that constitute violations of the U.S. federal securities laws that would also constitute or give rise to a cause of action under Bermuda law and would therefore result in civil liability on Nabors Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda. For example, a fraudulent misstatement made by a Bermuda exempt company in a document filed as a prospectus for a public offering of securities would give rise to a criminal offense under Bermuda law and would give rise to civil liability on the Bermuda company and its directors or officers to shareholders who purchased the shares in the offering. In addition, any use of any deceptive or manipulative devices by the company or by its officers or directors on behalf of the company in connection with the purchase or sale of the company's securities would give rise to civil liability on the Bermuda company and its directors or officers under Bermuda and U.S. securities laws.

         The memorandum of association and the amended and restated bye-laws of Nabors Bermuda, as they will be in effect immediately following the merger, are included in this proxy statement/prospectus as annexes II and III, respectively, and are incorporated by reference herein. The restated certificate of incorporation of Nabors Delaware is included as
Exhibit 3.1 to Nabors Delaware's Quarterly Report on Form 10-Q, for the quarter ended March 30, 1997, filed May 16, 1997, and an amendment to the restated certificate of incorporation of Nabors Delaware is included as
Exhibit 3.1 to Nabors Delaware's Current Report on Form 8-K dated June 22, 2000. The restated by-laws of Nabors Delaware are included as Exhibit 3.2 to Nabors Delaware's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The restated certificate of incorporation and the restated by-laws of Nabors Delaware are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 50.

         The following is a comparison of the material rights of holders of Nabors Delaware common stock and Nabors Bermuda common shares.


                                 Comparison of Corporate Governance Provisions

________________________________________________________________________________________________________________________________
               Provision                            Nabors Bermuda                       Nabors Delaware
________________________________________________________________________________________________________________________________
Board of Directors
________________________________________________________________________________________________________________________________
Size of Board                             Board must contain not               The provisions of Nabors
                                          less than five nor more              Delaware's organizational
                                          than eighteen directors, as          documents are substantially
                                          determined by the board              similar, except that the
                                          pursuant to a resolution             maximum number of
                                          adopted by the affirmative           directors is eleven.
                                          vote of a majority of the
                                          directors in office.
_________________________________________________________________________________________________________________________________
Classified Board                          Directors are divided into           The provisions of Nabors
                                          three classes, each class to         Delaware's organizational
                                          consist, as nearly as                documents are substantially
                                          possible, of one-third of the        similar.
                                          total number of directors
                                          constituting the entire
                                          board of directors.  If the
                                          number of directors is
                                          changed, any increase or
                                          decrease will be
                                          apportioned among the
                                          classes so as to maintain
                                          each class as nearly equal
                                          as possible.  No reduction
                                          shall have the effect of
                                          shortening the term of any
                                          incumbent director.
________________________________________________________________________________________________________________________________
Term of Office                            Except for two classes of            The provisions of Nabors
                                          directors which shall                Delaware's organizational
                                          initially hold one and two           documents are substantially
                                          year terms expiring at the           similar.
                                          annual general meetings in
                                          2002 and 2003,
                                          respectively, the term of
                                          office of each director shall
                                          be until the third annual
                                          meeting following his or
                                          her election and until the
                                          election and qualification
                                          of his or her successor.
________________________________________________________________________________________________________________________________
Vacancies                                 Any vacancy among                    The provisions of Nabors
                                          directors of any class,              Delaware's organizational
                                          including a vacancy that             documents are substantially
                                          results from an increase in          similar, except vacancies
                                          the number of directors,             on the board may be filled
                                          may be filled for the                by a vote of the majority of
                                          unexpired term by a vote of          remaining directors
                                          the majority of remaining            regardless of whether a
                                          directors, regardless of             quorum is present.
                                          class, provided, that a
                                          quorum is present.  During
                                          any vacancy the remaining
                                          directors shall have full
                                          power to act as the board of
                                          directors of Nabors
                                          Bermuda.
________________________________________________________________________________________________________________________________
Removal of Directors                      Directors can be removed             The provisions of Nabors
                                          from office only for cause           Delaware's organizational
                                          by the affirmative vote of           documents are substantially
                                          the holders of a majority of         similar.
                                          the voting power of Nabors
                                          Bermuda on the relevant
                                          record date.
________________________________________________________________________________________________________________________________
Indemnification of                       o  Nabors Bermuda shall               Nabors Delaware's restated
Directors and Officers                    indemnify any current or             certificate of incorporation
                                          former director, officer,            makes indemnification of
                                          resident representative, or          directors and officers and
                                          any person serving or who            advancement of expenses
                                          has served at the request of         to defend claims against
                                          the company as a director,           directors and officers
                                          officer, employee or agent           mandatory on the part of
                                          of another corporation,              Nabors Delaware to the
                                          partnership, joint venture,          fullest extent permitted by
                                          trust or other enterprise,           the Delaware General
                                          against expenses actually            Corporation Law.
                                          and reasonably incurred in
                                          connection with any                  Delaware law generally
                                          threatened, pending or               permits a corporation to
                                          completed action, suit or            indemnify its directors and
                                          proceeding.                          officers against expenses,
                                                                               judgments, fines and
                                         o  Under the Companies                amounts paid in settlement
                                          Act, no indemnification if           actually and reasonably
                                          the individual is adjudged           incurred in connection with
                                          to be liable for fraud or            a third-party action, other
                                          dishonesty in the                    than a derivative action,
                                          performance of his or her            and against expenses
                                          duties to Nabors Bermuda             actually and reasonably
                                          (unless a court determines           incurred in the defense or
                                          otherwise).                          settlement of a derivative
                                                                               action, provided that there
                                         o  The indemnification                is a determination that the
                                          provided for in the bye-             individual acted in good
                                          laws is not exclusive of             faith and in a manner
                                          other rights to which a              reasonably believed to be
                                          director or officer may be           in or not opposed to the
                                          entitled, including rights           best interests of the
                                          provided pursuant to the             corporation.  That
                                          memorandum of                        determination must be
                                          association, bye-laws, any           made, in the case of an
                                          agreement, any insurance             individual who is a director
                                          purchased by Nabors                  or officer at the time of the
                                          Bermuda, vote of                     determination:
                                          stockholders or                     o  by a majority of the
                                          disinterested directors, or          disinterested directors,
                                          otherwise.                           even though less than a
                                                                               quorum;
                                                                              o  by a committee of
                                                                               disinterested directors,
                                                                               designated by a majority
                                                                               vote of disinterested
                                                                               directors, even though less
(                                                                              than a quorum;
                                                                              o by independent legal counsel,
                                                                               regardless of whether a quorum of
                                                                               disinterested directors exists;
                                                                               or
                                                                              o by a majority vote of the stockholders,
                                                                               at a meeting at which a quorum is present.

                                                                              Without court approval, however, no
                                                                              indemnification may be made in respect of
                                                                              any derivative action in which an
                                                                              individual is adjudged liable to the
                                                                              corporation.

                                                                              Delaware law requires indemnification of
                                                                              directors and officers for expenses
                                                                              relating to a successful defense on the
                                                                              merits or otherwise of a derivative or
                                                                              third-party action. Delaware law permits a
                                                                              corporation to advance expenses relating
                                                                              to the defense of any proceeding to
                                                                              directors and officers contingent upon
                                                                              those individuals' commitment to repay any
                                                                              advances, unless it is determined
                                                                              ultimately that those individuals are
                                                                              entitled to be indemnified.
________________________________________________________________________________________________________________________________
Shareholder Meetings
________________________________________________________________________________________________________________________________
Calling a Special Meeting                 May be called by the                May be called by the board
                                          Chairman of the board, the          or the Chairman or Vice-Chairman
                                          Deputy Chairman, the President,     of the board, the President, a Vice President
                                          the board of directors or           or the Secretary at the written request of the
                                          the stockholders when               holders of not less than 50% of the total
                                          requisitioned by the                number of shares of stock
                                          holders of 10% of the               then issued and outstanding and entitled
                                          Nabors Bermuda common               to vote.
                                          shares as provided by the
                                          Companies Act.
________________________________________________________________________________________________________________________________

Quorum Requirements;                      Holders of shares entitling          A majority of the shares
Adjournment                               them to exercise a majority          entitled to vote, represented
                                          of the voting power of               in person or by proxy,
                                          Nabors Bermuda on the                constitutes a quorum at a
                                          relevant date constitutes a          meeting of stockholders.
                                          quorum.  At any meeting              At any meeting duly called,
                                          duly called, holders of a            whether or not a quorum is
                                          majority of the voting               present, holders of a
                                          shares represented at the            plurality of the shares
                                          meeting may adjourn the              represented at the meeting
                                          meeting if a quorum is               may adjourn the meeting.
                                          present, and if not present,
                                          the meeting must be
                                          adjourned and Nabors
                                          Bermuda must provide
                                          notice to shareholders in
                                          the event the meeting is to
                                          be reconvened.
________________________________________________________________________________________________________________________________
Action by Written Consent                 The Companies Act                    Nabors Delaware's restated
                                          provides that shareholders           certificate of incorporation
                                          may take action by written           provides stockholders may
                                          consent with 100%                    act by written consent if
                                          shareholder consent                  such consent is signed by
                                          required.                            each stockholder entitled to
                                                                               vote on the matter.
________________________________________________________________________________________________________________________________
Advanced Notice Requirements              The Companies Act                    There are no similar
for Matters to be Considered at           provides that shareholders           provisions in Nabors
a General Meeting                         may, as set forth below and          Delaware's organizational
                                          at their own expense                 documents.
                                          (unless a company
                                          otherwise resolves), require
                                          a company to give notice of
                                          any resolution that the
                                          shareholders can properly
                                          propose at the next annual
                                          general meeting or to
                                          circulate a statement
                                          prepared by the
                                          shareholders in respect of
                                          any matter referred to in a
                                          proposed resolution or any
                                          business to be conducted at
                                          a general meeting.  The
                                          number of shareholders
                                          necessary for such a
                                          requisition of a resolution
                                          is either that number of
                                          shareholders representing
                                          at least 5% of the total
                                          voting rights of all
                                          shareholders having a right
                                          to vote at the meeting to
                                          which the requisition
                                          relates or not less than 100
                                          shareholders.

                                          Nabors Bermuda's bye-laws provide
                                          that all nominees for election to
                                          the board of directors must be
                                          made following written notice to
                                          the secretary of Nabors Bermuda
                                          accompanied by certain background
                                          and other information specified in
                                          the bye-laws. In connection with
                                          any annual general meeting,
                                          written notice of a shareholder's
                                          intention to make such nominations
                                          must be given to the secretary of
                                          Nabors Bermuda not less than 60
                                          days nor more than 90 days prior
                                          to the anniversary date of the
                                          immediately preceding annual
                                          general meeting, provided that in
                                          the event the annual general
                                          meeting is called for a date that
                                          is not within 30 days before or
                                          after such anniversary date, not
                                          later than the 10th day following
                                          the day on which such notice of
                                          the date of the annual general
                                          meeting was mailed or such public
                                          disclosure of the date of the
                                          annual general meeting was made,
                                          whichever occurs first. In order
                                          for a shareholder to bring other
                                          business before a shareholder
                                          meeting, timely notice must be
                                          received by the secretary of
                                          Nabors Bermuda within the time
                                          limits described above. The notice
                                          must include a description of the
                                          proposed item, the reasons the
                                          shareholder believes support its
                                          position concerning the item, and
                                          other specified matters.

                                          Nabors Bermuda will be subject to
                                          the Securities Exchange Act of
                                          1934, as amended, which provides
                                          that a shareholder who
                                          continuously holds at least
                                          US$2,000 in market value or 1% of
                                          a company's voting securities for
                                          at least one year prior to the
                                          submission of a proposal and
                                          through the meeting date may,
                                          subject to certain conditions,
                                          include the proposal in the
                                          company's proxy materials sent to
                                          shareholders.
________________________________________________________________________________________________________________________________
Amendments to Organizational Documents
________________________________________________________________________________________________________________________________
Memorandum of Association/                Nabors Bermuda's                     Nabors Delaware's
Certificate of Incorporation              memorandum of                        certificate of incorporation
                                          association may be                   may be amended if:
                                          amended in accordance
                                          with the Companies Act              o  the Nabors Delaware
                                          which allows the                     board sets forth the
                                          memorandum to be                     proposed amendment in a
                                          amended by the affirmative           resolution, declares the
                                          vote of a simple majority            advisability of the
                                          of the shareholders voting           amendment and direct that
                                          on the amendment.                    it be submitted to a vote at
                                                                               a meeting of stockholders;
                                                                               and

                                                                              o the holders of at least a
                                                                               majority of shares of stock
                                                                               entitled to vote on the matter
                                                                               approve the amendment.

                                                                              In addition, under Delaware law,
                                                                              class voting rights exist with
                                                                              respect to any amendments to the
                                                                              restated certificate of
                                                                              incorporation that adversely
                                                                              affect the terms of the shares
                                                                              of such class.
________________________________________________________________________________________________________________________________

Bye-laws/By-laws                          The bye-laws may be                 Nabors Delaware's by-laws
                                          amended by the board of             may be amended by:
                                          directors, subject to
                                          approval by the affirmative         o  the stockholders by the
                                          vote of holders of record            affirmative vote of the
                                          entitling them to exercise a         holders of a majority of the
                                          majority of the voting               stock entitled to vote at any
                                          power of Nabors Bermuda              annual or special meeting
                                          on the relevant record date          of stockholders if notice of
                                          at an annual or special              the proposed amendment is
                                          meeting called for such              contained in the notice of
                                          purpose, or without a                the special meeting; or
                                          meeting by the written
                                          consent of all the holders          o  the board of directors by
                                          of record of shares.                 the affirmative vote of the majority
                                                                               of the board at any regular
                                                                               meeting of the board or at any
                                                                               special meeting of the board if
                                                                               notice of the proposed amendment
                                                                               is contained in the notice of
                                                                               the special meeting.
________________________________________________________________________________________________________________________________
Voting Requirement for                    Except as otherwise                  Except as specifically
Stockholder Action                        specifically provided in the         provided in the restated
                                          bye-laws or the Companies            certificate of incorporation
                                          Act, any action to be taken          or the Delaware General
                                          by the shareholders may be           Corporation Law, any
                                          taken by the affirmative             action, other than the
                                          vote of a simple majority            election of directors, to be
                                          of the shares voting at a            taken by stockholders may
                                          general meeting of Nabors            be taken by the affirmative
                                          Bermuda.                             vote of the holders of a
                                                                               majority of the shares of Nabors
                                                                               Delaware present in person or
                                                                               represented by proxy at a
                                                                               meeting (at which a quorum is
                                                                               present) and entitled to vote.
________________________________________________________________________________________________________________________________
Purchase of Shares                        Any issued shares may be             Under Delaware law,
                                          purchased by Nabors                  Nabors Delaware's board
                                          Bermuda, to the extent not           has substantially similar
                                          prohibited by applicable             authority.
                                          law, by action of the board.
________________________________________________________________________________________________________________________________
Options and Warrants                      Directors may, in their              Under Delaware law,
                                          discretion, grant options for        Nabors Delaware's board
                                          any class or series of class,        has substantially similar
                                          to any persons for any               authority.
                                          period and upon such terms
                                          as the board may deem
                                          advisable, and cause
                                          appropriate instruments
                                          evidencing such options to
                                          be issued.
________________________________________________________________________________________________________________________________
Issuance of Preference                    The bye-laws provide that            The provisions of Nabors
Shares/Stock                              the board of directors of            Delaware's organizational
                                          Nabors Bermuda may from              documents are substantially
                                          time to time authorize by            similar.
                                          means of a board resolution
                                          the issuance of preference
                                          shares in one or more
                                          series of preference shares,
                                          and in the resolution or
                                          resolutions providing for
                                          the issue of such shares, the
                                          board of directors is
                                          expressly authorized to fix
                                          for each such series the
                                          number of shares which
                                          shall constitute such series,
                                          voting power, full or
                                          limited, or no voting
                                          power, and designations,
                                          preferences and relative,
                                          participating, optional or
                                          other special rights and
                                          qualifications, limitations
                                          or restrictions thereof.
                                          Such a "blank check" preference
                                          share provision could have
                                          certain "anti-takeover" effects.
                                          See "Description of Authorized
                                          Shares of Nabors Industries Ltd.
                                          - Anti-Takeover Provisions" on
                                          page 28.
________________________________________________________________________________________________________________________________
Approval of Merger/Sale of                The Companies Act                    In general, under Delaware
Assets                                    permits an amalgamation              law, a plan of merger or
                                          or merger between two or             consolidation must be
                                          more Bermuda companies,              approved by the affirmative
                                          or between one or more               vote of holders of a
                                          Bermuda "exempted                    majority of shares of each
                                          companies" and one or                such corporation entitled to
                                          more foreign companies.              vote thereon.
                                          As permitted by Bermuda
                                          law, shareholders holding a          Similarly, a sale of all or
                                          majority of the shares               substantially all of such
                                          voting at a meeting and              corporation's assets other
                                          each class of shares present         than in the ordinary course
                                          and voting at a meeting, is          of business, or a voluntary
                                          required to approve a                dissolution of such
                                          merger.                              corporation, requires the
                                                                               approval of such corporation's
                                          Under Bermuda law,                   board of directors and the
                                          Nabors Bermuda will be               affirmative vote of holders
                                          considered an "exempted              of a majority of the shares
                                          company" since it will be            entitled to vote thereon.
                                          owned  predominantly by
                                          non-Bermudians.

                                          See "Description of Authorized
                                          Shares of Nabors Industries Ltd.
                                          - Compulsory Acquisition of
                                          Shares Held by Minority Holders"
                                          on page 27.
________________________________________________________________________________________________________________________________
Shareholder Derivative Suits              Bermuda courts ordinarily            Delaware law requires that
                                          follow English law                   a stockholder bringing a
                                          precedent, which permits a           derivative suit against a
                                          shareholder derivative               Delaware corporation have
                                          action only:                         been a stockholder at the
                                                                               time of the disputed
                                          o    where the act                   transaction, or its shares
                                               complained of is                thereafter passed to the
                                               alleged to be beyond            stockholder by operation of
                                               the corporate power of          law from a stockholder
                                               Nabors Bermuda or to            person who was a holder at
                                               be illegal;                     that time.

                                          o    where an act requires           Under Delaware law, a
                                               approval by a greater           complaint in a derivative
                                               percentage of Nabors            suit must:
                                               Bermuda's shareholders
                                               than actually approved          o    state the plaintiff was a
                                               it; or                               stockholder at the time
                                                                                    of the transaction with
                                          o    where such an action is              respect to which the
                                               necessary in order that              plaintiff complains or
                                               there not be a violation             that the plaintiff's
                                               of Nabors Bermuda's                  shares thereafter
                                               organizational                       became the plaintiff's
                                               documents.                           by operation of law;
                                                                                    and

                                                                               o    (1) allege with
                                                                                    particularity the efforts
                                                                                    plaintiff has made to
                                                                                    obtain the action the
                                                                                    plaintiff desires from
                                                                                    the directors of the
                                                                                    corporation or (2) state
                                                                                    the reasons for the
                                                                                    plaintiff's failure to
                                                                                    obtain the action or for
                                                                                    not making the effort to
                                                                                    obtain the action.
________________________________________________________________________________________________________________________________

Alteration of Capital                     Nabors Bermuda may, by                Substantially similar rights
                                          resolution of the                     are provided under
                                          shareholders or where                 Delaware law.
                                          required, of a separate class
                                          of shareholders:

                                          o    increase its authorized
                                               share capital and par
                                               value;

                                          o    divide its shares into
                                               several classes and
                                               attach thereto
                                               respectively any
                                               preferential, deferred,
                                               qualified or special
                                               rights, privileges or
                                               conditions;

                                          o    consolidate and divide
                                               its share capital into
                                               shares of larger par
                                               value;

                                          o    subdivide its shares
                                               into shares of smaller
                                               par value than is fixed
                                               by the memorandum of
                                               association;

                                          o    make provision for the
                                               issue and allotment of
                                               shares which do not
                                               carry any voting rights;
                                               or

                                          o    cancel shares which, at
                                               the date of the passing
                                               of the resolution in that
                                               behalf, have not been
                                               taken or agreed to be
                                               taken by any person,
                                               and diminish the
                                               amount of its share
                                               capital by the amount
                                               of the shares cancelled
                                               and change the
                                               currency denomination
                                               of its share capital.
________________________________________________________________________________________________________________________________




                INCOME TAX CONSEQUENCES OF THE REORGANIZATION

U.S. Federal Income Tax Consequences to Stockholders

         The following general discussion summarizes the anticipated principal U.S. federal income tax consequences of the receipt of Nabors Bermuda common shares by certain holders of Nabors Delaware common stock pursuant to the reorganization. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular Nabors Delaware stockholders in light of their individual circumstances or to stockholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

         o    dealers or traders in securities or currencies;

         o    tax-exempt entities;

         o    banks, financial institutions, or insurance companies;

         o    grantor trusts;

         o real estate investment trusts or regulated investment companies;

         o holders who hold Nabors Delaware common stock as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;

         o    investors whose functional currency is not the U.S. dollar;

         o holders who acquired their Nabors Delaware common stock within twelve months of the effective date of the merger pursuant to the exercise of employee stock options or otherwise as compensation;

         o holders that, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates; and

         o holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Nabors Delaware common stock or Nabors Bermuda common shares.

         Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the reorganization or the ownership and disposition of Nabors Bermuda common shares. Nor does this discussion address the tax consequences of the reorganization to Nabors Delaware or Nabors Bermuda.

         Each Nabors Delaware stockholder is strongly urged to consult his or her tax advisor as to the particular tax consequences to him or her of the receipt of Nabors Bermuda common shares pursuant to the reorganization contemplated by this proxy statement/prospectus and the ownership and disposition of Nabors Bermuda common shares, including the applicability and effect of federal, state, local, and foreign income and other tax laws in his or her particular circumstances.

         This discussion is based on the Code, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither Nabors Delaware nor Nabors Bermuda will request any ruling from the IRS as to the U.S. federal income tax consequences of the reorganization.

         This discussion assumes that Nabors Delaware stockholders hold their Nabors Delaware common stock and will hold Nabors Bermuda common shares as capital assets. In addition, this discussion is based on certain customary assumptions and representations made or to be made by Nabors Delaware and Nabors Bermuda, including (1) that the facts set forth in this registration statement are true, accurate, and complete and (2) that the reorganization will be consummated as described in this registration statement. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below.

         For purposes of this discussion, a U.S. holder is a beneficial owner of Nabors Delaware common stock that, for U.S. federal income tax purposes, is:

         o    a citizen or resident of the U.S.;

         o a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof, including the District of Columbia;

         o an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

         o a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust; or

         o otherwise subject to U.S. federal income taxation on a net income basis on their shares of Nabors Delaware common stock.

The Reorganization

         Receipt of Nabors Bermuda Common Shares. Because Nabors Bermuda is not a U.S. corporation, U.S. holders will recognize gain, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Each U.S. holder will recognize gain on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization in an amount equal to the excess, if any, of (1) the fair market value on the effective date of the reorganization of the Nabors Bermuda common shares received by such U.S. holder (which generally may be determined by reference to the trading price of the Nabors Bermuda common shares on the American Stock Exchange) over (2) such U.S. holder's adjusted tax basis in its Nabors Delaware common stock surrendered in exchange therefor. Any gain recognized will be capital gain and will be long-term capital gain if the Nabors Delaware common stock has been held for more than 12 months at the time of the reorganization. A U.S. holder that recognizes gain with respect to the reorganization will have an aggregate adjusted tax basis in its Nabors Bermuda common shares equal to the aggregate adjusted tax basis in the Nabors Delaware common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of his or her shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis of the Nabors Bermuda common shares received by a U.S. holder with a loss on its Nabors Delaware common stock will be equal to such U.S. holder's aggregate adjusted tax basis in its Nabors Delaware common stock surrendered in exchange therefor. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved. The holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. The holding period for any Nabors Bermuda common shares received by U.S. holders with a loss on their Nabors Delaware common stock will include the holding period of the Nabors Delaware common stock exchanged therefor.

Nabors Bermuda Common Shares

         Distributions. Nabors Bermuda does not anticipate that it will pay any dividends on its common shares for the foreseeable future. Subject to this and the discussion below under "-- Passive Foreign Investment Company Considerations," the gross amount of any distribution by Nabors Bermuda of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of Nabors Bermuda) with respect to common shares would be includible in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Nabors Bermuda as determined under U.S. federal income tax principles. Such dividends would not be eligible for the dividends received deduction generally allowed to U.S. holders that are corporations. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Nabors Bermuda exceeds Nabors Bermuda's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and thereafter as capital gain. Nabors Bermuda will maintain calculations of its earnings and profits under U.S. federal income tax principles.

         The amount of any distribution of property other than cash would be the fair market value of such property on the date of distribution.

         It is anticipated that only a portion of any dividends received by a U.S. holder with respect to Nabors Bermuda common shares would be treated as foreign source income for purposes of calculating such holder's foreign tax credit limitation. This is because it is anticipated that (1) U.S. persons will own a majority of the Nabors Bermuda common shares after the reorganization and (2) a portion of the income derived by Nabors Bermuda will be U.S. source income. To the extent that dividends distributed by Nabors Bermuda are treated as foreign source income, they generally would constitute passive income, or, in the case of certain U.S. holders, financial services income.

         Sale or Exchange of Common Shares. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of Nabors Bermuda common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in such Nabors Bermuda common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds 12 months. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

         Passive Foreign Investment Company Considerations. A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75 percent of its gross income is passive income or (2) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         Based on certain estimates of its gross income and gross assets and the nature of its business, Nabors Bermuda believes that it will not be classified as a PFIC for its current taxable year. Nabors Bermuda's status in future years will depend on its assets and activities in those years. Nabors Bermuda has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. However, the tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets, which are relevant to this determination. Accordingly, Nabors Bermuda cannot assure that it will not become a PFIC. If Nabors Bermuda were a PFIC, a U.S. holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the Nabors Bermuda common shares.

         Alternatively, a U.S. holder generally could elect, subject to certain limitations, to annually take into gross income the appreciation or depreciation in its Nabors Bermuda common shares' value during the tax year (the "mark-to-market election"). If a U.S. holder makes the mark-to-market election, the U.S. holder will not be subject to the above-described rule. If a U.S. holder makes the mark-to-market election, the U.S. holder recognizes each year an amount equal to the difference as of the close of the taxable year between the U.S. holder's fair market value of the common shares and the adjusted basis in the common shares. Losses would be allowed only to the extent of net gain previously included by the U.S. holder under the mark-to-market election for prior taxable years. Amounts included in or deducted from income under the mark-to-market election and actual gains and losses realized upon the sale or disposition of the common shares, subject to certain limitations, will be treated as ordinary gains or losses. Another alternative election which would allow a U.S. holder to elect to take its pro rata share of Nabors Bermuda's undistributed income into gross income as it is earned by Nabors Bermuda (the "QEF election") would only be available to a U.S. holder if Nabors Bermuda provided certain information to the IRS. Because Nabors Bermuda generally will not satisfy the IRS's record keeping requirements, a U.S. holder may only be able to make the mark-to-market election and not the QEF election if Nabors Bermuda were a PFIC.

         U.S. holders should consult their tax advisors regarding the tax consequences that would arise if Nabors Bermuda were treated as a PFIC.

         Backup Withholding Tax and Information Reporting Requirements. Currently, any distributions with respect to Nabors Delaware common stock and proceeds from the sale or redemption of Nabors Delaware common stock would be subject to U.S. backup withholding tax and information reporting rules. After the reorganization, it is anticipated that the same rules would apply to distributions with respect to Nabors Bermuda common shares and to proceeds from the sale or redemption of Nabors Bermuda common shares.

         U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Nabors Bermuda common shares made within the U.S. to a holder of Nabors Bermuda common shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold at the then applicable rate on any payments of dividends on, or proceeds from the sale or redemption of Nabors Bermuda common shares within the U.S. to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or middleman within the U.S. to a foreign simple trust, a foreign grantor trust, or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such U.S. Treasury regulations and payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S.), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust, or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

Bermuda Income Tax Consequences of the Reorganization

         Under current Bermuda law, Nabors Bermuda is not subject to tax on income or capital gains. Furthermore, Nabors Bermuda has obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended), an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to Nabors Bermuda or to any of its operations, or the shares, capital or common shares of Nabors Bermuda, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on Nabors Bermuda to the extent that it owns real property or leasehold interests in Bermuda or certain other taxes on Nabors Bermuda if it were to employ persons in Bermuda.

         Nabors Bermuda believes that no significant portion of its income or capital gains will be subject to tax in Bermuda, which currently has no corporate income tax. However, this belief is based upon the anticipated nature and conduct of the business of Nabors Bermuda, which may change, and upon Nabors Bermuda's understanding of its position under the tax laws of Bermuda and other countries, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain taxing jurisdictions may require Nabors Bermuda to pay tax or to make payments in lieu of tax cannot be determined in advance. There can be no assurance that these factors will not have a material adverse effect on Nabors Bermuda.

         Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends, if any, paid by Nabors Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common stock (other than by shareholders resident in Bermuda).


                                  EXPERTS

         The consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Nabors Industries, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                               LEGAL MATTERS

         Certain legal matters in connection with the Nabors Bermuda common shares have been passed upon for Nabors Bermuda by its Bermuda counsel, Appleby, Spurling & Kempe. Appleby, Spurling & Kempe has also rendered an opinion to Nabors Bermuda regarding Bermuda tax consequences of the reorganization described in "Income Tax Consequences of the Reorganization -- Bermuda Income Tax Consequences of the Reorganization." Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to Nabors Bermuda regarding U.S. federal income tax consequences of the reorganization to stockholders of Nabors Delaware described in "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Stockholders."

                    SHAREHOLDER PROPOSALS AND NOMINATIONS

         The board of directors of Nabors Delaware is not aware of any matters that are expected to come before the special meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

         The deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in Nabors Delaware's (or Nabors Bermuda's if the merger agreement is adopted and the reorganization is consummated) proxy statement and form of proxy for the 2002 annual meeting was January 7, 2002.

         Nabors Bermuda's bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of Nabors Bermuda accompanied by certain background and other information specified in the bye-laws. In connection with any annual general meeting, written notice of a shareholder's intention to make such nominations must be received by the Secretary at Nabors Bermuda's principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first. For the purposes of determining such dates for the 2002 annual general meeting, the date of Nabors Delaware's last annual meeting will be considered the date of the immediately preceding annual general meeting of Nabors Bermuda (June 5, 2001).

         In order for a shareholder to bring other business before a general meeting of shareholders, timely notice must be received by the secretary of Nabors Bermuda within the time limits described above. The notice must include a description of the proposed item and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in Nabors Bermuda's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities Exchange Commission relating to the exercise of discretionary voting authority.

                     WHERE YOU CAN FIND MORE INFORMATION

         Nabors Bermuda has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

         Nabors Delaware is, and after the reorganization Nabors Bermuda will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Nabors Industries, Inc.) are available on the Commission's website at http://www.sec.gov.

         Upon completion of the reorganization, Nabors Bermuda common shares will be traded on the American Stock Exchange. At the time of commencement of such trading, Nabors Delaware common stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into the right to receive shares of Nabors Bermuda and Nabors Bermuda will be registered pursuant to Section 12 of the Exchange Act.

         Nabors Delaware currently has publicly-traded debt securities outstanding. After the reorganization is completed, Nabors Delaware will continue to be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports and other information with the Securities and Exchange Commission for so long as such debt securities remain outstanding or if Nabors Delaware issues additional publicly-traded securities. The reports and other information filed by Nabors Delaware will be separate from, and in addition to, the reports and information filed by Nabors Bermuda under the Securities Exchange Act of 1934, as amended.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Nabors Delaware with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-09245);

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 (File No.
              1-09245); and

         o Current Reports on Form 8-K dated February 2, 2001, March 9, 2001, April 20, 2001, July 25, 2001 and October 23, 2001 (File
              No. 1-09245).

         Each document filed by Nabors Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/ prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.

         This proxy statement/prospectus incorporates documents by reference which are not included in or delivered with this document. Copies of the incorporated documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) will be furnished upon written or oral request without charge to each person to whom this proxy statement/prospectus is delivered. Requests should be made by [Month Day], 2002 and should be directed to Nabors Industries, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067,
Attention: Investor Relations, or you may telephone (281) 874-0035, or visit our website "http://www.nabors.com". Website materials are not part of this proxy statement/prospectus.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this proxy statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation. Nabors Bermuda is prohibited from making any invitation to the public in Bermuda to subscribe for any of its shares.



                                                                       ANNEX I


                        AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 2, 2002, among Nabors Industries Ltd., at Bermuda exempt company ("Nabors Bermuda"), Nabors Industries, Inc., a Delaware corporation ("Nabors Delaware"), Nabors US Holdings Inc., a Delaware corporation ("US Holdings") and Nabors Acquisition Corp. VIII, a Delaware corporation ("Merger Sub") and a newly formed, indirect wholly-owned subsidiary of Nabors Bermuda and a direct wholly-owned subsidiary of US Holdings.

            WHEREAS, the respective Boards of Directors of Nabors Bermuda, Nabors Delaware, US Holdings and Merger Sub deem it advisable and in the best interests of their respective stockholders to reorganize such that the ultimate parent of the Nabors group will effectively change its place of incorporation from Delaware to Bermuda by merging Merger Sub with and into Nabors Delaware;

            WHEREAS, subject to the approval of the stockholders of Nabors Delaware, the respective Boards of Directors of Nabors Bermuda, Nabors Delaware, US Holdings and Merger Sub (and the stockholders of Nabors Bermuda, US Holdings and Merger Sub) have each unanimously approved the merger of Merger Sub with and into Nabors Delaware, pursuant to which Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda (and a wholly-owned, direct subsidiary of US Holdings), upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each outstanding share of common stock, par value US$.10 per share, of Nabors Delaware ("Nabors Delaware Common Stock"), other than those shares of Nabors Delaware Common Stock held by Nabors Delaware or any direct or indirect wholly-owned subsidiary of Nabors Delaware, shall be automatically converted into the right to receive one common share, par value US$.001 per share, of Nabors Bermuda ("Nabors Bermuda Common Shares"); and

            WHEREAS, the consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Nabors Delaware Common Stock entitled to vote on such adoption (the "Nabors Delaware Stockholder Approval");

            NOW, THEREFORE, the parties agree as follows:

                                 ARTICLE 1
                                   MERGER

         1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Nabors Delaware at the Effective Time of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Nabors Delaware shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of Nabors Bermuda (and a wholly-owned, direct subsidiary of US Holdings), and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

         1.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file a certificate of merger (the "Certificate of Merger") in accordance with Section 251 of the DGCL with the Secretary of State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Nabors Bermuda, US Holdings, Nabors Delaware and Merger Sub). The date and time when the Merger shall become effective is referred to as the "Effective Time."

         1.3 Effects of the Merger. The Merger shall have the effects as provided in the DGCL. The Surviving Corporation specifically assumes any obligation of Merger Sub which requires that such obligation is specifically assumed by the Surviving Corporation.

                                 ARTICLE II
                    NAME, CERTIFICATE OF INCORPORATION,
                           DIRECTORS AND OFFICERS

         2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be "Nabors Industries, Inc."

         2.2 Certificate of Incorporation; By-laws.

            (a) The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time pursuant to the Certificate of Merger to contain the provisions in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Certificate shall provide that the name of the Surviving Corporation shall be "Nabors Industries, Inc."

            (b) The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

         2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

         2.4 Officers. Each officer of Nabors Delaware immediately prior to the Effective Time shall be an officer of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                ARTICLE III
                      CONVERSION AND EXCHANGE OF STOCK

         3.1 Nabors Delaware Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

            (a) Each issued and outstanding share of Nabors Delaware Common Stock, other than shares cancelled in accordance with 3.1(b), shall be converted into and become the right to receive one fully paid and nonassessable Nabors Bermuda Common Share.

            (b) Each issued share of Nabors Delaware Common Stock that is owned by Nabors Delaware or by any direct or indirect wholly-owned subsidiary of Nabors Delaware prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Nabors Bermuda Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of Nabors Delaware Common Stock.

         3.2 Merger Sub Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub, shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         3.3 Stock Option and Award Plans. Nabors Delaware currently maintains and sponsors the 1994 Executive Officer's Stock Plan, the 1996 Employee Stock Plan, the 1996 Executive Officers Stock Plan, the 1996 Executive Officers Incentive Stock Plan, the 1998 Employee Stock Plan, the 1998 Chairman's Executive Stock Plan, the 1996 Chairman's Executive Stock Plan, the 1997 Executive Officers Incentive Stock Plan, the 1999 Pool Employee/Director Option Exchange Plan, Options Originally Granted by Bayard Drilling Technologies, Inc. and Assumed by Nabors Industries, Inc. and certain other plans and agreements providing for the grant or award to its officers and employees of options or other rights to purchase or receive Nabors Delaware Common Stock (the "Employee Stock Plans"). Nabors Delaware also maintains and sponsors the 1993 Stock Option Plan for Non-Employee Directors and the 1999 Stock Option Plan for Non-Employee Directors and certain other plans and agreements providing for the grant or award to its directors of options or other rights to purchase or receive Nabors Delaware Common Stock (the "Director Stock Plans"). Nabors Delaware shall continue to maintain and sponsor the Employee Stock Plans and Nabors Bermuda shall assume the rights and obligations of Nabors Delaware under the Director Stock Plans. The outstanding options and other awards under the Employee Stock Plans and Director Stock Plans shall be exercisable or issuable upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, Nabors Bermuda Common Shares shall be issuable in lieu of shares of Nabors Delaware Common Stock. The number of Nabors Bermuda Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plans and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase Nabors Bermuda Common Shares in accordance with the terms of the Employee Stock Plans and Director Stock Plans.

         3.4  Exchange Agent; Exchange of Shares.

            (a) Exchange Agent. As soon as reasonably practicable, US Holdings and Merger Sub shall designate a bank or trust company reasonably acceptable to Nabors Delaware (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Nabors Bermuda Common Shares (the "Bermuda Certificates") upon surrender of certificates representing shares of Nabors Delaware Common Stock (the "Delaware Certificates"). Not later than the Effective Time, US Holdings and Merger Sub will cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Nabors Delaware Common Stock, certificates representing Nabors Bermuda Common Shares issuable upon consummation of the Merger as set forth in
Section 3.1(a) (the "Exchange Fund").

            (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Delaware Certificate(s) that immediately prior to the Effective Time represented outstanding shares of Nabors Delaware Common Stock whose shares were converted into and became the right to receive Nabors Bermuda Common Shares pursuant to Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Delaware Certificates shall pass, only upon delivery of the Delaware Certificates to the Exchange Agent and shall be in such form and have such other provisions as Nabors Bermuda may reasonably specify) and (ii) instructions for use in effecting the surrender of the Delaware Certificates in exchange for Nabors Bermuda Common Shares. Upon surrender of a Delaware Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Delaware Certificate shall be entitled to receive in exchange therefor a Bermuda Certificate or Bermuda Certificates representing the number of Nabors Bermuda Common Shares which such holder has the right to receive pursuant to the provisions of this Article III, and the Delaware Certificate so surrendered shall be canceled. In the event of a transfer of ownership of a Delaware Certificate after the Effective Time, exchange may be made to a person other than the person in whose name the Delaware Certificate so surrendered is registered, if such Delaware Certificate shall be properly endorsed or otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Exchange Agent that any transfer or other taxes required by reason of such exchange in the name other than that of the registered holder of such Delaware Certificate or instrument either has been paid or is not payable. Until surrendered as contemplated by this Section 3.4, each Delaware Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Nabors Bermuda Common Shares in accordance with Section 3.1(a).

            (c) No Further Ownership Rights in Nabors Delaware Common Stock. All Nabors Bermuda Common Shares issued upon the Merger, including any Bermuda Certificates issued upon the surrender for exchange of Delaware Certificates in accordance with the terms of this Article III, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Nabors Delaware Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Nabors Delaware on such shares of Nabors Delaware Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Nabors Delaware Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Delaware Certificates are presented to the Surviving Corporation or Exchange Agent they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

            (d) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund, and holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Nabors Bermuda Common Shares and any dividends or other distributions with respect thereto payable upon due surrender of their Delaware Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Delaware Certificate for Nabors Bermuda Common Shares (or dividends or distributions with respect thereto) from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Lost, Stolen or Destroyed Certificates. In the event any Delaware Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Delaware Certificate(s) to be lost, stolen or destroyed and, if required by Nabors Bermuda, the posting by such person of a bond in such sum as Nabors Bermuda may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Delaware Certificate(s), the Exchange Agent will issue the Nabors Bermuda Common Shares pursuant to Section 3.1(a) deliverable in respect of the shares of Nabors Delaware Common Stock represented by such lost, stolen or destroyed Delaware Certificates.

            (f) Dividends; Distributions. No dividends or other distributions with respect to Nabors Bermuda Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Delaware Certificate with respect to the Nabors Bermuda Common Shares represented thereby, and all such dividends, other distributions, if any, shall be paid by Nabors Bermuda to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Delaware Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Delaware Certificate there shall be paid to the holder of a Delaware Certificate representing the right to receive Nabors Bermuda Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Nabors Bermuda Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Nabors Bermuda Common Shares. Nabors Bermuda shall make available to the Exchange Agent cash for these purposes, if necessary.

            3.5 Warrants. Effective at the Effective Time, the outstanding warrants of Nabors Delaware to acquire Nabors Delaware Common Stock shall be thereafter exercisable, in accordance with their terms, for the number of Nabors Bermuda Common Shares to which a holder of the shares of Nabors Delaware Common Stock issuable at the time of the Merger upon the exercise of such warrants would have been entitled to receive as a result of the Merger, in accordance with this Article III, if such exercise had taken place immediately prior to the Merger.

         3.6 Withholding Taxes. US Holdings shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable to any person pursuant to this Article III any such amounts as are required under the Internal Revenue Code of 1986, as amended, or any applicable provision of state, local or foreign tax law; provided, however, that if such withholding may be eliminated or reduced through the delivery of any certificate or other documentation, US Holdings shall provide each holder of Nabors Delaware Common Stock with a reasonable opportunity to deliver such certificate or other documentation. To the extent that amounts are so withheld by US Holdings, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Nabors Delaware Common Stock in respect of which such deduction and withholding was made by US Holdings.

                                 ARTICLE IV
                       BENEFIT AND COMPENSATION PLANS

         4.1 At the Effective Time, (i) Nabors Delaware shall continue to sponsor and maintain each employee benefit and program to which Nabors Delaware is then a party (the "Employee Benefit Plans"), and (ii) Nabors Bermuda shall assume the rights and obligations of Nabors Delaware under each director benefit plan and program to which Nabors Delaware is then a party (the "Director Benefit Plans"). To the extent any Employee Benefit Plan or Director Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Nabors Delaware Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Nabors Bermuda Common Shares. Nabors Delaware shall assign to Nabors Bermuda and Nabors Bermuda shall agree to assume, on substantially similar terms and conditions, each employment agreement with each executive officer and key employee of Nabors Delaware who, immediately prior to the Effective Time, is a party to an employment agreement with Nabors Delaware, subject to any required consent of any such executive officer or key employee.

                                 ARTICLE V
                            CONDITIONS PRECEDENT

         5.1 The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

            (a) Stockholder Approval. The Nabors Delaware Stockholder Approval shall have been obtained.

            (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Nabors in connection with the issuance of the Nabors Bermuda Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

            (c) AMEX Approval. The American Stock Exchange (the "AMEX") shall have confirmed that the Nabors Bermuda Common Shares have been approved for listing on the AMEX, subject to notice of issuance, and may trade on the AMEX and succeed to the ticker symbol "NBR."

            (d) Governmental, Regulatory and Other Material Third-Party Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

            (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

            (f) Waivers. The executive officers of the Company shall have agreed not to treat any of the transactions contemplated by this Agreement as a "Change in Control" within the meaning of their employment agreements with Nabors Delaware, if any, to the extent such concept is included in such agreements.

                                 ARTICLE VI
                     TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Nabors Delaware Stockholder Approval, by action of the Board of Directors of Nabors Bermuda, Nabors Delaware, US Holdings or Merger Sub.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Nabors Delaware, US Holdings, Merger Sub or Nabors Bermuda, other than the provisions of this Article VI and Article VII.

         6.3 Amendment. This Agreement may be amended by the parties at any time before or after the Nabors Delaware Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that alters or changes the amount or kind of shares to be received by stockholders in the Merger; alters or changes any term of the certificate of incorporation of the Surviving Corporation; or alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of shares of Nabors Delaware Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         6.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         6.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require action by the Board of Directors of Nabors Delaware, Nabors Bermuda, US Holdings and Merger Sub.

                                ARTICLE VII
                             GENERAL PROVISIONS

         7.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Nabors Bermuda:

            Nabors Industries Ltd.
            c/o The Corporate Secretary Limited
            Whitepark House
            White Park Road
            Bridgetown, Barbados
            Attention: Office of the Secretary

            (b) if to Nabors Delaware:

            Nabors Industries, Inc.
            515 West Greens Road, Suite 1200
            Houston, Texas  77067
            Attention:  Senior Counsel

            (c) if to Merger Sub:

            Nabors Acquisition Corp. VIII
            c/o Nabors US Holdings Inc.
            515 West Greens Road, Suite 1200
            Houston, Texas  77067
            Attention:  Senior Counsel

            (d) if to US Holdings:

            Nabors US Holdings Inc.
            515 West Greens Road, Suite 1200
            Houston, Texas  77067
            Attention:  Senior Counsel

         7.2 Entire Agreement; No Third-party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of
Article III, is not intended to confer upon any person other than the parties any rights or remedies.

         7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                          [SIGNATURE PAGE FOLLOWS]






            IN WITNESS WHEREOF, Nabors Delaware, Nabors Bermuda, US Holdings and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    NABORS INDUSTRIES LTD.


                                    By: /s/ Stephen S James
                                        -----------------------
                                         Stephen S James
                                         Director


                                    NABORS INDUSTRIES, INC.

                                    By: /s/ Anthony G. Petrello
                                        -----------------------
                                        Anthony G. Petrello
                                        President and Chief Operating Officer


                                    NABORS ACQUISITION CORP. VIII

                                    By: /s/ Daniel McLachlin
                                        -----------------------
                                        Daniel McLachlin
                                        Vice President and Secretary


                                    NABORS US HOLDINGS INC.

                                    By: /s/ Daniel McLachlin
                                        -----------------------
                                        Daniel McLachlin
                                        Vice President and Secretary



                                                                      ANNEX II

                          MEMORANDUM OF ASSOCIATION









                                                                     ANNEX III

                        AMENDED AND RESTATED BYE-LAWS










                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

         Consistent with Section 145, Article Seventh of the Restated Certificate of Incorporation of Nabors Delaware states as follows:

     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     (b) The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, provision of the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

     (e) Any repeal or modification of this Section directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

     (f) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

         Nabors Delaware has entered into agreements with each of its directors and officers indemnifying each of them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at Nabors Delaware's request as a director or officer of another organization, except that indemnification is not provided against judgments or fines in a derivative suit unless permitted by Delaware law.

         The officers and directors of Nabors Delaware and Nabors Bermuda are covered by directors and officers insurance aggregating $50,000,000.

         Nabors Industries Ltd. is a Bermuda exempt company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the "Companies Act"), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act. In addition, Nabors Industries Ltd. expects to enter into indemnification agreements with its directors and certain executive officers substantially similar to those of Nabors Industries, Inc. described above.

         Nabors Industries Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act.


ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

______________________________________________________________________________
EXHIBIT NO.         DESCRIPTION
______________________________________________________________________________

2*                  Agreement and Plan of Merger among Nabors Industries,
                    Inc., Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and Nabors US Holdings Inc. (included as annex I to the proxy statement/prospectus).
______________________________________________________________________________
3.1*                Memorandum of Association of Nabors Industries Ltd.
                    (included as annex II to the proxy statement/prospectus).
______________________________________________________________________________
3.2*                Amended and Restated Bye-Laws of Nabors Industries Ltd.
                    (included as annex III to the proxy statement/prospectus).
______________________________________________________________________________
5.1* Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.
______________________________________________________________________________
8.1*                Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as
                    to certain tax matters.
______________________________________________________________________________
8.2* Opinion of Appleby, Spurling & Kempe as to certain tax matters (included in Exhibit 5.1).
______________________________________________________________________________
23.1                Consent of PricewaterhouseCoopers LLP.
______________________________________________________________________________
23.2* Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
______________________________________________________________________________
23.3*               Consent of Appleby, Spurling & Kempe (included in
                    Exhibit 5.1).
______________________________________________________________________________
24 Powers of Attorney (included in the signature pages to the Registration Statement).
______________________________________________________________________________

----------------
* To be filed by amendment.




ITEM 22.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other times of the applicable form.

     The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas and the City of Hamilton, Bermuda on the 2nd day of January, 2002.

                                NABORS INDUSTRIES LTD.


                                By:      /s/  Anthony G. Petrello
                                     ---------------------------------------
                                Anthony G. Petrello
                                President and Chief Operating Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this Registration Statement appears below hereby appoints Anthony G. Petrello or Bruce P. Koch as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement which amendment or amendments or Registration Statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


Signature                      Title                            Date
---------                      -----                            ----

 /s/  Anthony G. Petrello      Director, President and          January 2, 2002
-------------------------      Chief Operating Officer
Anthony G. Petrello

 /s/  Bruce P. Koch            Vice President-Finance           January 2, 2002
-------------------------      (principal financial and
Bruce P. Koch                  accounting officer)


 /s/  Timothy J. Counsell      Director and Vice President      January 2, 2002
-------------------------
Timothy J. Counsell

 /s/  Daniel McLachlin         Director, Vice President-        January 2, 2002
-------------------------      Administration and
Daniel McLachlin               Secretary


/s/Stephen James               Director                         January 2, 2002
-------------------------
Stephen James










                                     EXHIBIT INDEX


EXHIBIT NO.                                         DESCRIPTION

2*           - -      Agreement and Plan of Merger among Nabors Industries, Inc., Nabors
                      Acquisition Corp. VIII, Nabors Industries Ltd. and Nabors US Holdings
                      Inc. (included as annex I to the proxy statement/prospectus).

3.1*         - -      Memorandum of Association of Nabors Industries Ltd. (included as annex II to the proxy statement/prospectus).

3.2*         - -      Amended and Restated Bye-Laws of Nabors Industries Ltd. (included as annex III to the proxy statement/prospectus).

5.1*         - -      Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.

8.1*         - -      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.

8.2*         - -      Opinion of Appleby, Spurling & Kempe as to certain tax matters
                      (included in Exhibit 5.1).

23.1         - -      Consent of PricewaterhouseCoopers LLP.

23.2*        - -      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
                      Exhibit 8.1).

23.3*        - -      Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1).

24           - -      Powers of Attorney (included in the signature pages to the Registration
                      Statement).

- - - - - - - - - - - -
* To be filed by amendment.








NABORS INDUSTRIES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
[Month Day], 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Nabors Industries, Inc. ("Nabors") appoints Eugene M. Isenberg and Anthony G. Petrello, or either of them, proxies, with full power of substitution, to vote all shares of common stock of Nabors held of record in the name of the undersigned at the Special Meeting of Stockholders to be held at [Place], [Address], Houston, Texas at [Time] a.m. on [Day][Month Day], 2002, and any adjournments or postponements thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.


         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                 (Please date and sign on the reverse side)
                          o FOLD AND DETACH HERE o









[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.



            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1
            ---------------------------------------------------

                                                 FOR      AGAINST     ABSTAIN
                                                 ---      -------     -------
Item 1.  To adopt the Agreement and Plan         [ ]        [ ]         [ ]
of Merger among Nabors Industries, Inc.,
Nabors Acquisition Corp. VIII, Nabors
Industries Ltd., a Bermuda exempt
company, and Nabors US Holdings Inc.
whereby the company will effectively
change its place of incorporation from
Delaware to Bermuda by merging Nabors
Acquisition Corp. VIII with Nabors
Industries, Inc., which will be the
surviving entity and become a
wholly-owned, indirect subsidiary of
Nabors Industries Ltd., and pursuant to
which each share of Nabors Industries,
Inc. will automatically be converted
into the right to receive a share of
Nabors Industries Ltd. and all current
stockholders of Nabors Industries, Inc.
will become shareholders of Nabors
Industries Ltd.





                                    I plan to attend the meeting. [ ]

                                    Please sign exactly as name appears
                                    hereon. Joint owners should each sign.
                                    When signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title as such.


                                    -----------------------------------------
                                    -----------------------------------------
                                    SIGNATURE(S)                      DATE


                          o FOLD AND DETACH HERE o

                            THIS IS YOUR PROXY,
                           YOUR VOTE IS IMPORTANT

                  Mark, sign and date your proxy card and
                       return it in the postage-paid
                                 envelope.